UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.    )

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☐ Definitive Proxy Statement
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Eastern Bankshares, Inc.
(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY - Subject to Completion

October __, 2021

Dear Shareholder:
I am pleased to invite you to attend a Special Meeting of Shareholders of Eastern Bankshares, Inc. The meeting will be held on Monday, November 29, 2021 at 12 p.m. Eastern Time online via the Internet at https://agm.issuerdirect.com/ebc and at our corporate offices located at 265 Franklin Street, Boston, Massachusetts 02110. Details regarding the business to be conducted at the meeting are described in the enclosed notice of the meeting and proxy statement.

Shareholders will receive a notice describing how to access our proxy materials over the Internet and how to request to receive a paper copy of the proxy materials by mail. Our proxy materials include this proxy statement.

Your vote is very important. You can ensure your shares of our common stock are voted at the meeting by submitting your instructions by telephone, the Internet, or in writing by returning your proxy card or voting form. We encourage you to consider attending this Special Meeting of Shareholders virtually through the Internet.
Thank you for your support and continued interest in Eastern Bankshares, Inc.
Sincerely,

ROBERT F. RIVERS
Chair of the Board of Directors and
Chief Executive Officer

PRELIMINARY COPY - Subject to Completion

October __, 2021

To Shareholders of
Eastern Bankshares, Inc.

NOTICE OF SPECIAL MEETING

A Special Meeting of Shareholders of Eastern Bankshares, Inc. will be held on Monday, November 29, 2021, at 12:00 p.m. Eastern Time online via the Internet at https://agm.issuerdirect.com/ebc and at our corporate office located at 265 Franklin Street, Boston, Massachusetts 02110. The purpose of the meeting is to consider and take action upon the Board of Directors’ proposal to approve and implement the Eastern Bankshares, Inc. 2021 Equity Incentive Plan and such other matters as may properly come before the Special Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Special Meeting.
The record date for the determination of the shareholders entitled to receive notice of and to vote at the Special Meeting is Friday, October 1, 2021. Our stock transfer books will remain open.
Our Bylaws require that the holders of a majority of the shares of our common stock, issued and outstanding and entitled to vote at the meeting, be present online or in person, or represented by proxy at the meeting in order to constitute a quorum for the transaction of business. Accordingly, it is important that your shares be represented at the meeting regardless of the number of shares you may hold. Please ensure that your shares of our common stock are present and voted at the meeting by submitting your instructions by telephone, the Internet, or in writing by completing, signing, dating and returning your proxy card or voting form. If you choose to attend the Special Meeting virtually, you may also vote your shares through the Internet during the meeting. If you choose to attend the Special Meeting in person, please be advised that pursuant to the laws of the City of Boston, Massachusetts masks will be required for attendees, regardless of their vaccination status. In person seating may be limited due to social distancing requirements.
You are entitled to participate in the Special Meeting if you were a shareholder at the close of business on October 1, 2021, the record date, or hold a legal proxy for the meeting provided by your bank, broker or nominee as of such record date. To access, participate in, and vote your shares virtually at the Special Meeting, visit https://agm.issuerdirect.com/ebc and enter your control number:
•Shareholders of record must enter the control number found on their proxy card or the Notice of Internet Availability of Proxy Materials.
•If your shares are held in “street name” through a broker, bank or other nominee, in order to participate in the Special Meeting virtually or vote your shares in person at the Special Meeting, you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of Eastern Bankshares, Inc. common stock you held as of the record date, your name and email address. You must then obtain a new control number from Continental Stock Transfer & Trust Company, LLC, our transfer agent, by presenting the legal proxy to Continental. You should submit a request for a new control number to Continental by emailing proxy@continentalstock.com no later than 5:00 p.m. on Wednesday, November 24, 2021.
•Plan participants in our 401(k) Plan and/or Employee Stock Ownership Plan must enter the control number found on their vote authorization form or their Notice of Internet Availability of Proxy Materials.
If you join the Special Meeting virtually, you can submit questions in writing during the meeting through the Q&A tab on the virtual platform. We intend to answer as many questions that pertain to company matters as time allows during the meeting. Questions that are substantially similar may be grouped or not answered to ensure we are able to address as many topics as possible.

PRELIMINARY COPY - Subject to Completion

A complete list of registered shareholders will be made available to shareholders of record at the meeting and in accordance with our Bylaws by emailing annualmeeting@easternbank.com.
This notice, the proxy and proxy statement are sent to you by order of our Board of Directors on behalf of the company.

KATHLEEN C. HENRY
Executive Vice President, General Counsel and
Corporate Secretary

PRELIMINARY COPY - Subject to Completion

PRELIMINARY COPY - Subject to Completion
PROXY STATEMENT

We are furnishing this proxy statement (the “Proxy Statement”) in connection with the solicitation of proxies by the Board of Directors (which we sometimes refer to as the “Board”) of Eastern Bankshares, Inc. (which we may also refer to as “we,” “us,” or the “Company” throughout this Proxy Statement) for use at our special meeting of shareholders (“Special Meeting” or the “Meeting”) to be held on Monday, November 29, 2021 at 12:00 p.m. online via the Internet at https://agm.issuerdirect.com/ebc and at our corporate office located at 265 Franklin Street, Boston, MA 02110, and at any adjournment of that meeting. The mailing address of our executive office is 265 Franklin Street, Boston, MA 02110. The Notice of Special Meeting, this Proxy Statement and the enclosed proxy are being first furnished to our shareholders on or about October __, 2021.

INTERNET AVAILABILITY OF PROXY MATERIALS

Our proxy materials are available over the Internet. You will receive a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about Monday, October __, 2021 to comply with the 40-day requirement pursuant to Rule 14a-16(a) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The Notice contains instructions on how to access our proxy materials, including our Proxy Statement in connection with the Special Meeting, and submit your proxy or vote authorization form. The Notice also provides information on how to request paper copies of our proxy materials if you prefer. If you have previously requested a paper copy of the proxy materials, you will receive a paper copy of our proxy materials by mail. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials electronically unless you elect otherwise. If you receive more than one Notice, it means that your shares are registered in more than one name or are registered in different accounts. In order to vote the shares you own, you must vote pursuant to the instructions on each Notice.

VOTING PROCEDURES
Purpose of Special Meeting
Shareholders entitled to vote at the Special Meeting will consider and act upon the approval and implementation of the Eastern Bankshares, Inc. 2021 Equity Incentive Plan.
Voting Securities and Record Date
Only shareholders of record at the close of business on October 1, 2021 (“Record Date”), are entitled to vote at the meeting or any adjournment of the Meeting. Our outstanding capital stock entitled to vote at the meeting as of October 1, 2021, consisted of 186,758,154 shares of our common stock, $0.01 par value per share. Each holder of record of our common stock on the Record Date is entitled to one vote per share of common stock held, except that, as provided in our Articles of Organization and under applicable law, if anyone owns more than 10% of our common stock without prior approval of the Federal Reserve Board and the Massachusetts Commissioner of Banks, shares in excess of 10% will not be counted as shares entitled to vote.
In accordance with our amended and restated bylaws (“Bylaws”) a list of shareholders of record as of the Record Date (“Shareholder List”) will be available for inspection by any shareholder, beginning two (2) business days after notice is given of the Meeting and continuing through the Special Meeting. The Shareholder List may be accessed during the Special Meeting by contacting the Corporate Secretary or by submitting an email to annualmeeting@easternbank.com and requesting access to the Shareholder List. In addition, you may contact our Corporate Secretary by submitting an email to annualmeeting@easternbank.com and requesting a time to view the Shareholder List virtually, for any purpose germane to the Special Meeting, between the hours of 9:00 a.m. and 5:00 p.m., local time, on any business day from Monday, November 23, 2021 up to the time of the Special Meeting.
The Bylaws have not been amended since the completion of our initial public offering (“IPO”).

Quorum
The holders of a majority of the shares of our common stock that are issued and outstanding and entitled to vote at the Meeting constitute a quorum for the transaction of business at the meeting. If a quorum is not present, the meeting will be adjourned until a quorum is obtained. For purposes of determining the presence or absence of a quorum, abstentions and broker non-votes will be counted as present. A “broker non-vote” is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner on a particular matter with respect to which the broker or other nominee does not have discretionary voting power. Brokers have the discretion to vote their clients’ proxies only on routine matters.

Attending the Special Meeting
We encourage our shareholders as of the Record Date to attend the Special Meeting virtually. Please note that the process required to access the meeting virtually will vary depending on the nature of your individual ownership interest:

Type of Ownership	Nature of Ownership	Accessing the Special Meeting Virtually
Record Holder	Your shares are represented by ledger entries in your own name directly registered with our transfer agent, Continental Stock Transfer & Trust Company LLC ("Continental")	Enter your unique shareholder Control Number (found on your Notice or proxy card) on the registration webpage for the Special Meeting to register for and gain access to the Meeting.
Held in "Street Name"	Your shares are held for your benefit in the name of a broker, bank or other intermediary
•First, obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of our common stock you held as of the Record Date, your name and your email address.
•Second, request a new Control Number from Continental by presenting the legal proxy to Continental by emailing a copy of your legal proxy to proxy@continentalstock.com with a subject line "Eastern Bankshares Special Meeting". Requests for new control numbers must be received by Continental no later than 5:00 p.m. Eastern Time on Wednesday, November 24, 2021.
•Third, enter the newly-obtained Control Number on the registration webpage for the Special Meeting to register for and gain access to the meeting.

Participant in Company's 401(k) Plan or ESOP	Your shares are held for your benefit in the name of an independent trustee of the applicable plan, namely the Company's 401(k) Plan and/or its Employee Stock Ownership Plan ("ESOP")
Enter your unique shareholder Control Number (found on your Notice or vote authorization form) on the registration webpage for the Special Meeting to register for or gain access to the Meeting.

Please note that the trustees of the applicable plans vote on behalf of plan participants, based on voting instructions received from participants. The deadline for providing voting instructions to the trustees is Sunday, November 21, 2021. Plan participants may attend, but may not provide voting instructions at, the Special Meeting.

Given the ongoing global pandemic, shareholders are encouraged to participate in the Special Meeting virtually. If you choose to attend the Special Meeting in person, please be advised that pursuant to the laws of the City of Boston, Massachusetts masks will be required for attendees, regardless of their vaccination status. Please note that seating may be limited due to social distancing requirements. Even if you plan to attend the Special Meeting virtually or in person, we encourage you to vote in advance by Internet, telephone, or mail so that your vote will be counted in the event that you later decide not to attend the Special Meeting.
Manner of Voting
Each share of common stock you hold is entitled to one vote for or against a proposal. Shares entitled to be voted at the Special Meeting can only be voted if the shareholder of record of such shares is present at the meeting (either in-person or virtually), returns a signed proxy card, or authorizes proxies to vote his or her shares by telephone or over the Internet. Shares represented by valid proxy will be voted in accordance with your instructions. If you choose to vote your shares by telephone or over the Internet, you may do so until the dates and times set forth below, by following the instructions on the proxy card or the Notice.

Shareholders of Record
If you are a shareholder of record of our common stock as of the Record Date, you may vote in one of the following ways:

By Internet	by following the Internet or mobile voting instructions included in the proxy card and Notice at any time up until 11:59 p.m., Eastern Time, on Sunday, November 28, 2021.
By Telephone	by following the telephone voting instructions included in the proxy card and Notice at any time up until 11:59 p.m., Eastern Time, on Sunday, November 28, 2021.
By Mail	by marking, dating and signing your printed proxy card (if requested and received by mail) in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials for receipt prior to the Special Meeting.
By Internet during the Special Meeting	by following the Internet voting instructions included in the Notice or proxy card during the Special Meeting.
In-person at the Special Meeting	by voting by ballot at the Special Meeting.
You may revoke your proxy at any time before the shares are voted at the Special Meeting by entering new voting instructions by telephone or over the Internet before 11:59 p.m., Eastern Time on Sunday, November 28, 2021, by written notice received by our Corporate Secretary before the Special Meeting, by executing and returning a new proxy bearing a later date or by voting at the Meeting. Attendance at the Special Meeting without voting by ballot will not revoke a previously submitted proxy.
You may specify your choices by marking the appropriate box on the proxy card. If your proxy card is signed and returned without specifying choices, your shares will be voted in accordance with the recommendation of our Board of Directors and as the individuals named as proxy holders on the proxy card deem advisable on all other matters that may properly come before the Meeting. The Board of Directors recommends that you vote for the approval and implementation of the Eastern Bankshares, Inc. 2021 Equity Incentive Plan ("2021 Equity Plan").
Shareholders in "Street Name"
If you hold your shares in “street name” through a broker, bank or other representative, generally the broker or other representative may only vote the shares that it holds for you in accordance with your instructions. However, if the broker or other representative has not timely received your instructions, it may vote on certain matters for which it has discretionary voting authority.
The vote on the approval of the 2021 Equity Plan is a non-discretionary voting matter and therefore your broker will not be able to vote on this matter without receiving your instructions. Your broker or other representative will generally provide detailed voting instructions with your proxy materials. These instructions may include information on whether your shares can be voted by telephone or over the Internet and the manner in which you may revoke your votes. You should reach out to your broker, bank or other nominee if you have not received such instructions or have questions.
Participants in the Company's 401(k) Plan or ESOP
If you are a participant in the Company's ESOP or 401(k) Plan, you will receive a Notice by e-mail, unless you otherwise requested to receive the Notice by mail. Under the terms of these plans, the trustee or administrator votes all shares held by the plan, but each participant may direct the trustee or administrator how to vote the shares of our common stock allocated to his or her plan account. Using the Control Number received on your Notice, follow the instructions above (for "Shareholders of Record") to provide your voting instructions by Internet or telephone. If you own shares through any of these plans and you do not provide your voting instructions by 11:59 p.m., Eastern Time, on Sunday, November 21, 2021, the respective plan trustees or administrators will vote your shares in accordance with the terms of the respective plans. Please note that the deadline for plan participants to provide voting instructions (Sunday, November 21, 2021) is one week earlier than the voting deadline for shareholders of record (Sunday, November 28, 2021). In addition, due to the earlier voting deadline for plan participants, you cannot provide your voting instructions at the Special Meeting (either virtually or in-person). However, you may still attend the Special Meeting and ask questions.

Even if you plan to attend the Special Meeting virtually or in-person, we encourage you to vote in advance by Internet, telephone, or mail so that your vote will be counted in the event that you later decide not to attend the Special Meeting.

Vote Required
Assuming a quorum is present at the Special Meeting, the vote required to adopt the proposal shall be determined by a majority of the votes cast by the holders of the shares present or represented by proxy at the Special Meeting and voting on each matter. Under our Bylaws, abstentions and broker non-votes will have no effect on the determination of whether shareholders have approved the proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of shares of our common stock as of October 1, 2021, with respect to:

•those persons we know to beneficially own more than 5% of the outstanding shares of our common stock based on our review of filings made with the Securities and Exchange Commission ("SEC");
•each of our named executive officers ("NEOs") and directors; and
•all of our directors and executive officers as a group.

Unless otherwise indicated, the address of any person or entity listed is c/o Eastern Bankshares, Inc., 265 Franklin Street, Boston, MA 02110  The applicable percentage of beneficial ownership is based on 186,758,154 shares of our common stock outstanding as of October 1, 2021.

Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated, we believe, based on information furnished by such persons, that each person listed below has sole voting and investment power with respect to the shares of Company common stock shown as beneficially owned. Securities that may be beneficially acquired within 60 days of October 1, 2021 are deemed to be beneficially owned by the person holding such securities for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person.

Name of Beneficial Owner	Director or Indirectly Held (#)(1)(2)	Right to Acquire (#)(3)	Total Amount and Nature of Beneficial Ownership of Common Stock (#)	Percentage of Common Stock (%)
The Vanguard Group (4)	15,889,055		15,889,055	8.51%
Principal Trust Company (5)	14,940,652		14,940,652	8.00%
BlackRock, Inc. (6)	11,466,094		11,466,094	6.14%
Richard C. Bane	120,000	(7)	120,000	*
Luis A. Borgen (8)	100,000	(7)	100,000	*
Joseph T. Chung (9)	50,000	(7)	50,000	*
Paul M. Connolly	12,500	(7)	12,500	*
Bari A. Harlam (9)(10)	30,000	(7)	30,000	*
Diane S. Hessan (11)	42,000	(7)	42,000	*
Richard E. Holbrook (10)	196,500	(7)	196,500	*
Deborah C. Jackson (9)(12)	32,500	(7)	32,500	*
Peter K. Markell	100,000	(7)	100,000	*
Robert F. Rivers (9)(13)	200,105	-	200,104	*
Greg A. Shell (9)	200,000	(7)	200,000	*
Paul D. Spiess (14)	100,000	(7)	100,000	*
Quincy L. Miller (15)	84,625	-	84,624	*
James B. Fitzgerald (16)	150,301	-	150,104	*
All Directors and Executive Officers as a group (22 persons)(17)	1,895,715	(7)	1,895,715	1.01%
* Less than 1%

(1)The number of shares beneficially owned by each shareholder is determined under the rules of the SEC, and the information provided is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated, as determined under such rules, each shareholder has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares reported in this table. The inclusion of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

(2)For executive officers, shares directly or indirectly held includes shares held by the Company's ESOP, including in the amounts of 105 shares for each of Mr. Rivers, Mr. Miller and Mr. Fitzgerald, respectively. Fractional shares have been rounded down.
(3)Consists of shares of the Company's common stock which the named individual or group has the right to acquire within 60 days of October 1, 2021.
(4)The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. The Vanguard Group filed as the parent holding company of Vanguard Asset Management, Limited; Vanguard Fiduciary Trust Company; Vanguard Global Advisors, LLC; Vanguard Group (Ireland) Limited; Vanguard Investments Australia Ltd; Vanguard Investments Canada Inc.; Vanguard Investments Hong Kong Limited; and Vanguard Investments UK, Limited. The information about The Vanguard Group is based on its Schedule 13G filed with the SEC on February 10, 2021, and is as of December 31, 2020.
(5)The address of Principal Trust Company is 1013 Centre Road Ste 300, Wilmington DE 19805-1265. The ESOP is subject to the Employee Retirement Income Security Act of 1974 (“ERISA”). Delaware Charter Guarantee & Trust Company dba Principal Trust Company acts as the Directed Trustee of the ESOP (“Trust”). As of December 31, 2020, the Trust held 14,940,652 shares of the Company's common stock. The securities reported include all shares held of record by the Trustee. The Trustee follows the directions of the investment fiduciary named in the ESOP, or other parties designated in the ESOP’s trust agreement with respect to voting and disposition of shares. The Trustee, however, is subject to certain fiduciary duties under ERISA as limited in the trust agreement. The Trustee disclaims beneficial ownership of the shares of common stock that are the subject of the Schedule 13G filed with the SEC by Principal Trust Company on February 11, 2021, which is as of December 31, 2020.
(6)The address of BlackRock, Inc. is 55 East 52nd Street New York, NY 10055. BlackRock, Inc. filed as the parent holding company of  BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Fund Advisors; BlackRock Institutional Trust Company, National Association; BlackRock Financial Management, Inc; and BlackRock Investment Management, LLC. The information about BlackRock, Inc. is based on its Schedule 13G filed with the SEC on February 2, 2021, and is as of December 31, 2020.
(7)If the 2021 Equity Plan is approved by the Company's shareholders, the director will automatically be granted a number of whole shares of restricted stock with a value approximately equal to, but not in excess of, $1.25 million as of the date of grant. Such grant will be self-executing and will be deemed to be granted on the day following the approval of the 2021 Equity Plan by the Company’s shareholders. These grants will vest pro-rata on an annual basis over a five-year period.
(8)Consists of (i) 53,730 shares held directly and (ii) 46,270 shares held in an individual retirement account ("IRA").
(9)Excludes 7,479,326 shares of Company common stock beneficially owned by the Eastern Bank Foundation ("Foundation"), as to which the director shares investment power as a trustee of the Foundation. The Company donated such shares in connection with its IPO. The Foundation is a charitable trust under Massachusetts law. It is organized exclusively for charitable purposes and its trust instrument provides that no part of the Foundation's net earnings will inure to the benefit of or be payable to any private shareholder or individual. As required by Federal Reserve Board regulations, all shares of Company common stock held by the Foundation must be voted in the same ratio as all other shares of the Company common stock on all proposals considered by the Company's shareholders.
(10)Shares held in joint tenancy with spouse.
(11)Consists of (i) 40,0000 shares held directly; and (ii) 2,000 shares held by Crimson Seed Capital, LLC, which is controlled by Ms. Hessan's spouse and of which Ms. Hessan disclaims beneficial ownership except to the extent of any pecuniary interest therein.
(12)Consists of (i) 13,500 shares held directly and (ii) 19,000 shares held in an IRA.
(13)Consists of (i) 200,000 shares held in joint tenancy with spouse and (ii) 105 shares held by the Company's ESOP.
(14)Consists of (i) 50,000 shares held directly and (ii) 50,000 shares held by spouse.
(15)Consists of (i) 83,240 shares held through IRAs, (ii) 1,280 shares held by spouse's IRA, and (iii) 105 shares held by the Company's ESOP.
(16)Consists of (i) 17,965 shares held in Mr. Fitzgerald's 401(k) Plan account, (ii)132,231 shares held in joint tenancy with spouse, and (iii) 105 shares held by the Company's ESOP.
(17)Includes (i) 1,361,241 shares held directly or indirectly with spouse or spouse's entity; (ii) 188,510 shares in IRAs, (iii) 344,809 shares held in 401(k) Plan accounts, and (iv) 1,155 shares held by the Company's ESOP. Dividends paid on shares held by participants in 401(k) Plan and ESOP accounts are automatically reinvested to acquire additional shares of Company stock.

PROPOSAL 1
APPROVAL OF THE EASTERN BANKSHARES, INC. 2021 EQUITY INCENTIVE PLAN
Overview

The Company’s Board of Directors unanimously recommends that shareholders approve the Eastern Bankshares, Inc. 2021 Equity Incentive Plan (referred to in this proxy statement as the “2021 Equity Plan” or the “Plan”). Our Board of Directors unanimously approved the 2021 Equity Plan on October 1, 2021. The 2021 Equity Plan will become effective on November 29, 2021 (the “Plan Effective Date”) if shareholders approve the 2021 Equity Plan on that date. No awards have been made under the 2021 Equity Plan, however, initial awards to our non-employee directors are set forth in the Plan document and will be self-executing on the day following the approval of the Plan by shareholders.

No awards may be granted under the 2021 Equity Plan after the day immediately before the tenth anniversary of the Plan Effective Date. However, awards outstanding under the 2021 Equity Plan at that time will continue to be governed by the 2021 Equity Plan and the agreements under which they were granted.

Best Practices

The 2021 Equity Plan reflects the following equity compensation plan best practices:

•The Plan limits the maximum number of shares that may be issued to any one employee or one non-employee director under the 2021 Equity Plan, respectively, and to all non-employee directors as a group. For these purposes, we have generally adopted the limits set forth under the regulations of the Board of Governors of the Federal Reserve System for equity plans adopted no earlier than six months and no later than one year after a conversion stock offering, even though the 2021 Equity Plan, which is being submitted to our shareholders more than one year after our conversion offering, is not otherwise subject to these limits;

•The Plan provides for a minimum vesting requirement of one year for all equity-based awards, except that up to 5% of the awards may be issued (or accelerated) pursuant to awards that do not meet this requirement and any award may provide for accelerated vesting for death, disability, involuntary termination without cause or resignation for good reason following a change in control;

•Under the Plan, performance goals may be established by the Compensation Committee (the “Committee”) in connection with the grant of any award. The Committee generally intends to grant 50% or more of the Management Committee’s awards under the Plan as performance-based awards;

•The Plan prohibits grants of stock options with a below-market exercise price;

•The Plan prohibits repricing of stock options and cash buyout of underwater stock options without prior shareholder approval;

•The Plan prohibits payment of dividends on restricted stock or dividend equivalent rights on restricted stock units (sometimes referred to herein as “RSUs”) prior to the vesting date of the underlying award and does not permit the payment of dividend equivalent rights on any stock option;

•The Plan does not permit liberal share recycling. Shares withheld to satisfy tax withholding or to pay the exercise price of a stock option will not be available for future grant;

•The Plan does not contain a liberal change in control definition. The Plan requires “double trigger” vesting of awards upon a change in control, requiring both a change in control plus an involuntary termination or a resignation for “good reason,” except to extent an acquiror fails or refuses to assume the awards or replace them with awards issued by the acquiror; and

•Awards under the Plan are subject to the Company’s clawback policies, including under Section 954 of the Dodd-Frank Act, as well as the Company’s trading policy restrictions and hedging/pledging policy restrictions.

In addition to the above Plan features, assuming the approval of the 2021 Equity Plan by shareholders, the Company has adopted stock ownership guidelines for its officers and non-employee directors, as described further below under “Compensation Discussion and Analysis — Compensation Practices, Policies and Guidelines” section of this proxy statement, that will ensure our employees and directors interests are further aligned with those of our shareholders.

The full text of the 2021 Equity Plan is attached as Appendix A to this proxy statement, and the following summary of the 2021 Equity Plan is qualified in its entirety by reference to Appendix A.

Why The Company Believes You Should Vote to Approve the 2021 Equity Plan

Our Board of Directors believes that equity-based incentive awards can play a key role in the success of the Company by encouraging and enabling employees, officers and non-employee directors of the Company and its subsidiaries, including Eastern Bank (as used in this section, the Company, Eastern Bank and their respective subsidiaries are collectively referred to as, the “Company”), upon whose judgment, initiative and efforts the Company has depended and continues to largely depend for the successful conduct of its business, to acquire an ownership stake in the Company, thereby stimulating their efforts on behalf of the Company and strengthening their desire to remain with the Company. The details of the key design elements of the 2021 Equity Plan are set forth in the section entitled “Plan Summary” beginning on page 10 of this proxy statement. As is further described therein, we believe our continued future success depends in large part on our ability to attract, motivate and retain the talented and highly qualified employees and non-employee directors necessary for our continued growth and success.

Historically, We Have Not Been Able to Make Equity-Based Incentive Awards

We view the use of Company common stock as a key part of our holistic compensation program, enhancing a pay-for-performance culture that aligns the interests of our leadership teams more closely to those of our shareholders.

Prior to our conversion offering, Eastern Bank was a wholly-owned subsidiary of Eastern Bank Corporation, a mutual holding company (the “MHC”), and neither the MHC nor Eastern Bank were able to issue stock compensation to employees. As a subsidiary of a mutual holding company, Eastern Bank had in place elements of its holistic compensation program that are more typical of a mutual financial institution that lacks access to equity. For example, Eastern Bank had in place (i) a performance-based long term incentive plan for senior officers and executives, with cash-based grants that matured over a multi-year period; (ii) a Senior Executive Retirement Plan (“SERP”) pursuant to which Eastern Bank made annual contributions on behalf of its four most senior executives; and (iii) an Outside Directors Retainer Continuance Plan (“ODRC”), which offered a retirement benefit to non-employee directors, with annual payments equal to the directors’ annual cash retainer. All of these compensation plans were frozen as the Company sought to align its executive and director compensation practices with those of public companies, through the anticipated adoption of the 2021 Equity Plan.

In anticipation of the Company’s ability to adopt an equity plan, the following actions were taken. Eastern Bank froze its long-term incentive plan, effective at the end of 2019. Accordingly, no long-term incentive awards were made to senior officers and executives in 2020 or 2021. In addition, as part of the transition to public company compensation practices, the Company froze the SERP, such that no additional contributions will be made by Eastern Bank for plan years ending after December 31, 2021. It also froze the ODRC effective December 31, 2020, such that non-employee directors did not receive this benefit in 2021. The Company believes that transitioning to equity-based compensation will provide greater alignment between director and executive officer compensation and shareholder value than cash-based long term incentive compensation has provided, since the value employees realize from equity-based compensation will be based on the Company’s stock price performance. Equity-based compensation will further align the compensation interests of our employees with the investment interests of our shareholders as it promotes a focus on long-term value creation through time-based and/or performance-based vesting criteria. If the 2021 Equity Plan is approved, it is anticipated that at least half of the awards granted to the Company’s Management Committee (which includes it most senior executives including the NEOs) will be performance-based equity awards.

If the 2021 Equity Plan is not approved by shareholders, the Company will have to rely entirely on the cash component of its employee compensation program to attract new employees and to retain our existing employees, which may not align our employees’ interests as closely with the investment interests of the Company’s shareholders. In addition, if the 2021 Equity Plan is not approved and the Company is not able to use stock-based awards to recruit and compensate its directors, officers and other key employees, it could be at a competitive disadvantage for key talent, which could impede our future growth plans and other strategic priorities. The inability to provide equity-based awards would likely increase cash compensation expense over time and use up cash that might be better utilized if reinvested in the Company’s business or returned to the Company’s shareholders.

Equity Awards Will Enable Us to Better Compete for Talent in Our Marketplace

Most of our competitors offer equity-based compensation to their employees and non-employee directors. We view the ability to offer equity-based compensation as important to our ability to compete for talent within our highly competitive talent marketplace. If the 2021 Equity Plan is not approved, we will be at a significant disadvantage as compared to our competitors to attract and retain our executives as well as directors and, as noted above, this could impede our ability to achieve our future growth plans and other strategic priorities.

Equity Based Incentive Plans are Routinely Adopted by Newly Public Financial Institutions

A substantial majority of financial institutions that complete a mutual-to-stock conversion have adopted equity-based compensation from which grants are made to attract, retain and reward qualified personnel and management. As noted above, prior to our conversion offering, Eastern Bank was a wholly-owned subsidiary of the MHC. The Company was incorporated by the MHC in 2020 to conduct the offering, which was completed on October 14, 2020 and its common stock began trading on the Nasdaq Global Select Market on October 15, 2020. Prior to the Company’s initial public offering, none of the MHC, the Company nor the Bank could provide equity-based incentives to employees and non-employee directors.

Our Share Reserve is Generally Consistent with Banking Regulations and Industry Standards Disclosed in Connection with our Stock Offering

The number of restricted stock awards and stock options that may be granted under the 2021 Equity Plan, measured as a percentage of total outstanding shares issued in the stock offering, is consistent with disclosures made in connection with our stock offering in the offering prospectus. The share pool under the 2021 Equity Plan represents 14% of the 186,758,154 shares of the Company common stock issued at the time of our initial public offering including shares donated to the Eastern Bank Foundation (“IPO Shares Outstanding”), of which a number equal to 4% of the IPO Shares Outstanding (“4% Limit) will be available to grant as awards of restricted stock and/or RSUs (collectively, or separately, sometimes referred to herein as “full value awards”) and a number equal to 10% of IPO Shares Outstanding (“10% Limit”) will be comprised of stock options (the “stock option award pool”). This share reserve size, including the limits on award types described above, is also consistent with the amounts permitted under Massachusetts and federal banking regulations for equity plans adopted within the first year following the initial public stock offering. Although we are not bound by such regulatory limits because we will be implementing our plan more than one year following the completion of our offering, we have generally determined to maintain the size of the share reserve at that limit, subject to the following important exception. To the extent that we choose to grant full value awards in excess of the 4% Limit, we have committed in the 2021 Equity Plan to reduce the share pool by three stock options for each share associated with a full value award granted in excess of the 4% Limit. Should any full value awards in excess of the 4% Limit be forfeited, the stock option award pool will increase by three for each share of restricted stock or each RSU forfeited above the 4% Limit. This plan design is referred to as a “fungible plan design” and is intended to ensure that the overall plan costs remain relatively constant irrespective of the type of award granted.

Determination of Shares Available under the 2021 Equity Plan

The Company is requesting approval of a pool of shares of its common stock (referred to in this proxy statement as the “share reserve” or “share pool”) for awards under the 2021 Equity Plan, subject to adjustment as described in the 2021 Equity Plan. The shares of common stock to be issued by the Company under the 2021 Equity Plan will be currently authorized but unissued shares or shares that may subsequently be acquired as treasury shares, including shares that may be purchased on the open market or in private transactions.

In determining the size of the share pool under the 2021 Equity Plan, the Company considered a number of factors, including: (i) the recommendations and analysis provided by Pearl Meyer & Partners, LLC ("Pearl Meyer"), the independent compensation consultant retained by the Committee to assist in the design and implementation of the 2021 Equity Plan; (ii) industry practices related to the adoption of equity-based incentive plans by recently converted institutions; (iii) applicable banking regulations related to the adoption of equity based incentive plans; and (iv) guidelines issued by proxy advisory firms with respect to equity incentive plans, including the potential cost and dilution to shareholders associated with the share pool.

The Company disclosed to shareholders in its prospectus for its initial public offering that it expected to adopt an equity incentive plan that, if adopted within the first year following the initial public stock offering, would include restricted stock awards and stock options equal to 4% and 10%, respectively, of the total shares issued in connection with the offering, including shares issued to the Eastern Bank Foundation. Based on these percentages and the 186,758,154 shares issued at the time of the offering, the total amount of shares available for issuance under the equity incentive plan is 26,146,141. As noted, this is the same number of shares we would be permitted to issue under applicable federal and Massachusetts regulations if our equity plan had been implemented within the one-year period following our stock offering. Even though we are implementing the 2021 Equity Plan more than one year after our offering, we have determined to maintain the size of the 2021 Equity Plan at the amount disclosed in our offering prospectus.

Application of Share Pool

The Company has determined that of the shares available under the Plan, 7,470,326 shares may be issued as restricted stock or restricted stock units, including performance shares and performance share units (representing the 4% Limit described above) and 18,675,815 shares may be issued upon the exercise of stock options (representing the 10% Limit described above). As noted, the Company is adopting a fungible plan design that would permit the grant of additional awards of restricted stock or RSUs above the 4% Limit, provided that the share pool will be reduced by three shares available to be issued on the exercise of stock options for each additional share of restricted stock or RSU granted in excess of the 4% Limit (i.e., per the 3:1 fungibility ratio).

Current Stock Price

The closing price of the Company common stock on the Nasdaq Global Select Market on October 1, 2021 was $20.70 per share.

In evaluating this proposal, shareholders should specifically consider the section entitled “Plan Summary” beginning immediately below.

Plan Summary

The following summary of the material terms of the 2021 Equity Plan is qualified in its entirety by reference to the full text of the 2021 Equity Plan, which is attached as Appendix A to this proxy statement. The 2021 Equity Plan is not a qualified deferred compensation plan under Section 401(a) of the Code and is not intended to be an employee benefit plan within the meaning of ERISA.

Purpose of the 2021 Equity Plan

The purpose of the 2021 Equity Plan is to promote the long-term financial success of the Company and its subsidiaries, including Eastern Bank, by providing a means to attract, retain and reward individuals who contribute to that success and to further align their interests with those of the Company shareholders through the ownership of shares of common stock of the Company and/or through compensation tied to the value of the Company’s common stock.

Administration of the 2021 Equity Plan

The 2021 Equity Plan will be administered by the Committee or such other committee consisting of at least two “Disinterested Board Members” defined as directors who are not, with respect to the Company or any subsidiary: (i) current employees; (ii) former employees who continue to receive compensation (other than through a tax-qualified plan); (iii) officers at any time in the past three years; (iv) do not receive compensation for which disclosure would be required pursuant to Item 404 of Regulation S-K in accordance with the proxy solicitation rules of the Securities and Exchange Commission; and (v) do not possess an interest in any other transaction and or engaged in a business relationship for which disclosure would be required under Item 404(a) of Regulation S-K. To the extent permitted by law, the Committee may also delegate its authority, including its authority to grant awards, to one or more persons who are not members of the Company’s Board of Directors, except that no such delegation will be permitted with respect to awards to officers who are subject to Section 16 of the Exchange Act.

Eligible Participants

Employees of, service providers to and non-employee members of the Boards of Directors of the Company and its subsidiaries, including Eastern Bank, will be eligible for selection by the Committee for the grant of awards under the 2021 Equity Plan. As of October 1, 2021, approximately 1,816 Employees of the Company and its subsidiaries and 11 non-employee members of the Company’s Board of Directors were eligible for awards under the 2021 Equity Plan.

Types of Awards

The 2021 Equity Plan provides for the grant of restricted stock, RSUs, non-qualified stock options (also referred to as “NQSOs”), and incentive stock options (also referred to as “ISOs”), any or all of which can be granted with performance-based vesting conditions. ISOs may be granted only to employees of the Company’s subsidiaries and affiliates.

Restricted Stock and Restricted Stock Units.

A restricted stock award is a grant of common stock to a participant for no consideration, or such minimum consideration as may be required by applicable law. Restricted stock awards under the 2021 Equity Plan will be granted only in whole shares of common stock and will be subject to vesting conditions and other restrictions established by the Committee consistent with the 2021 Equity Plan. Prior to the awards vesting, unless otherwise determined by the Committee, the recipient of a restricted stock award may exercise voting rights with respect to the common stock subject to the award. Cash dividends declared on unvested restricted stock awards will be withheld by the Company and distributed to a participant at the same time that the underlying restricted stock vests to the participant. Stock dividends on shares of restricted stock will be subject to the same vesting conditions as those applicable to the restricted stock on which such dividends were paid.

Restricted stock units are similar to restricted stock awards in that the value of an RSU is denominated in shares of common stock. However, unlike a restricted stock award, no shares of stock are transferred to the participant until certain requirements or conditions associated with the award are satisfied. A participant who receives an RSU award will not possess voting rights and will accrue dividend equivalent rights only on such units to the extent provided in the award agreement evidencing the award. If dividend equivalent rights are granted with respect to an RSU award, the dividend equivalent rights will be withheld by the Company and will not be distributed before the underlying RSU vests. At the time of settlement, restricted stock units can be settled in Company common stock or in cash, in the discretion of the Committee. The same limitation on the number of shares that are available to be granted as restricted stock awards available under the 2021 Equity Plan, referred to above as the 4% Limit, also applies to RSUs.

The Committee will specify the terms applicable to a restricted stock award or an RSU award in the award agreement including the number of shares of restricted stock or number of RSUs, as well as any restrictions applicable to the restricted stock or RSU such as continued service or achievement of performance goals, the length of the restriction period and the circumstances under which the vesting of such award will accelerate.

Stock Options.

A stock option gives the recipient the right to purchase shares of common stock at a specified price (referred to as the “exercise price”) for a specified period of time. The exercise price may not be less than the fair market value of the common stock on the date of grant. “Fair Market Value” for purposes of the 2021 Equity Plan means, if the common stock of the Company is listed on a securities exchange, the closing sales price of the common stock on that date, or, if the common stock was not traded on that date, then the closing price of the common stock on the immediately preceding trading date. If the common stock is not traded on a securities exchange, the Committee will determine the Fair Market Value in good faith and on the basis of objective criteria consistent with the requirements of the Code. Under the Plan, no stock option can be exercised more than 10 years after the date of grant and the exercise price of a stock option must be at least equal to the fair market value of a share on the date of grant of the option. However, with respect to an ISO granted to an employee who is a shareholder holding more than 10% of the Company’s total voting stock, the ISO cannot be exercisable more than five years after the date of grant and the exercise price must be at least equal to 110% of the fair market value of a share on the date of grant. Stock option awards will be subject to vesting conditions and restrictions as determined by the Committee and set forth in the applicable award agreement.

Grants of stock options under the 2021 Equity Plan will be either ISOs or NQSOs. ISOs have certain tax advantages and must comply with the requirements of Code Section 422. Only employees will be eligible to receive ISOs. One of the requirements to receive favorable tax treatment available to ISOs under the Code is that the 2021 Equity Plan must specify, and the Company shareholders must approve, the number of shares available to be issued as ISOs. As a result, in order to provide flexibility to the Committee, the 2021 Equity Plan provides that all of the stock options may be issued as ISOs. ISOs cannot be granted under the 2021 Equity Plan after October 1, 2031. Dividend equivalents rights will not be paid with respect to awards of stock options.

Shares of common stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise: (1) either in cash or with stock valued at fair market value as of the day of exercise; (2) by a “cashless exercise” through a third party; (3) by a net settlement of the stock option using a portion of the shares obtained on exercise in payment of the exercise price; (4) by personal, certified or cashiers’ check; (5) by other property deemed acceptable by the Committee; or (6) by a combination of the foregoing.

Performance Awards

The Committee will specify the terms of any performance awards issued under the 2021 Equity Plan in the accompanying award agreements. Any award granted under the plan, including stock options, restricted stock (referred to herein as a “performance share”) and restricted stock units (referred to herein as a “performance share unit”) may be granted subject to the satisfaction of performance conditions determined by the Committee. A performance share or performance share unit will have an initial value equal to the fair market value of a share on the date of grant. In addition to any non-performance terms applicable to the performance share or performance share unit, the Committee will set one or more performance goals which, depending on the extent to which they are met, will generally determine the number of performance shares or performance share units that will vest for the participant (unless subject to further time-based vesting conditions). The Committee may provide for payment of earned performance share units in cash, shares of the Company’s common stock, or a combination thereof. The Committee will also specify any restrictions applicable to the performance share or performance share unit award such as continued service, the length of the restriction period (subject to the one-year minimum described above) and whether any circumstances, such as death, disability, or involuntary termination in connection with or following a change in control, shorten or terminate the restriction period.

Performance Measures

A performance objective may be described in terms of company-wide objectives or objectives that are related to a specific subsidiary or business unit of the Company, and may be measured relative to a peer group, an index or business plan and based on absolute measures or changes in measures. An award may provide that partial achievement of performance measures result in partial payment or vesting of an award. Achievement of the performance measures may be measured over more than one period or fiscal year. In establishing performance measures applicable to a performance-based award, the

Committee may provide for the exclusion of the effects of certain items, including but not limited to: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) dividends declared on the Company’s stock; (iv) changes in tax or accounting principles, regulations or laws; or (v) expenses incurred in connection with a merger, branch acquisition or similar transaction. Moreover, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify the performance measures, in whole or in part, as the Committee deems appropriate.

The Committee will specify the period over which the performance goals for a particular award will be measured and will determine whether the applicable performance goals have been met with respect to a particular award following the end of the applicable performance period. Notwithstanding anything to the contrary in the Plan, performance measures relating to any award granted under the Plan will be modified, to the extent applicable, to reflect a change in the outstanding shares of stock of the Company by reason of any stock dividend or stock split, or a corporate transaction, such as a merger of the Company into another corporation, any separation of a corporation or any partial or complete liquidation by the Company or a subsidiary.

Individual Limits

The Board of Directors has chosen to adopt the overall limitations set forth in federal banking regulations for individual and aggregate awards to employees and non-employee directors under equity plans adopted within the first year after an initial conversion to a publicly traded company. The Committee will determine the individuals to whom awards will be granted, the number of shares subject to an award, and the other terms and conditions of an award, subject to the limits set forth herein. Subject to adjustment as described in the 2021 Equity Plan:

•Employee Limits. Any individual employee will not receive shares issued under any award in excess of 25% of the aggregate shares available under the 2021 Equity Plan

•Non-Employee Director Limits. The maximum number of shares of the Company common stock that may be granted over the life of the plan to any one non-employee director shall not exceed 5% of the aggregate shares available under the 2021 Equity Plan. In addition, the maximum number of shares that may be issued, in the aggregate, to all non-employee directors under awards granted under the 2021 Equity Plan shall not exceed 30% of the aggregate shares available under the Plan.

Non-Employee Director Grants

Subject to approval of the 2021 Equity Plan, the Committee has determined to make a one-time grant to each non-employee director of the Company a number of whole shares of restricted stock with a value approximately equal to, but not in excess of, $1.25 million as of the date of grant. If the 2021 Equity Plan is approved, these one-time grants will be self-executing and will be deemed to be granted on the day following the approval of the 2021 Equity Plan by the Company’s shareholders. These one-time grants will vest pro-rata over a five-year period.

Restricted Stock Awards
Name of Non-Employee Director	Dollar Value ($) (1)	Number of Awards
Richard C. Bane	$1,250,000	60,386.47373
Luis Borgen	$1,250,000	60,386.47373
Joseph T. Chung	$1,250,000	60,386.47373
Paul M. Connolly	$1,250,000	60,386.47373
Bari A. Harlam	$1,250,000	60,386.47373
Diane S. Hessan	$1,250,000	60,386.47373
Richard E. Holbrook	$1,250,000	60,386.47373
Deborah C. Jackson	$1,250,000	60,386.47373
Peter K. Markell	$1,250,000	60,386.47373
Greg A. Shell	$1,250,000	60,386.47373
Paul D. Spiess	$1,250,000	60,386.47373
Non-Employee Directors as a Group (11 persons)	$13,750,000	664,251.2077
__________________________
(1) Amounts are based on the fair market value of Eastern Bankshares, Inc. common stock on October 1, 2021 (the latest practicable date before the printing of this proxy statement) of $20.70 per share. The actual value of the awards is not determinable since their value will depend upon the fair market value of Eastern Bankshares, Inc. common stock on the date of grant.

The Committee determined to grant these one-time awards in this amount, in part, in recognition of the significant efforts and dedication of each such director in connection with the Company’s initial public offering. These awards are also in recognition of the fact that the non-employee directors have not previously had the opportunity to receive equity grants. Moreover, in making these awards, consideration was given, in part, to the fact that the Board of Directors voted to freeze the ODRC effective as of December 31, 2020, in consideration of becoming a publicly traded company and the non-employee directors have not received an annual payment under the ODRC for 2021. Although the grants are, in part, in recognition of past service, the initial restricted stock grants to directors are expected to vest in equal annual installments over a period of five years from the date of grant, subject to the directors continued dedication and service to the Company during such time, subject to acceleration due to death, disability, involuntary termination of service following a change in control or other circumstance which, in the discretion of the Committee, would warrant acceleration.

On a going forward basis, the Committee intends to replace the ODRC with annual equity grants to non-employee Directors, beginning in 2022.

Employee Grants

At the present time, no specific determination has been made as to the grant or allocation of awards to officers and employees. However, the Committee intends to grant equity awards to senior executives and will meet over the next few months after shareholder approval is received to determine the specific terms of the awards, including the allocation of awards to officers and employees.

Certain Restrictions with Respect to Awards

No dividend equivalent rights will be granted or paid with respect to any stock option. Additionally, no dividends or dividend equivalent rights will be paid on unvested awards contemporaneously with dividends paid on shares of the Company’s common stock. Instead, any dividends (or dividend equivalent rights, to the extent granted), with respect to an unvested award will be accumulated or deemed reinvested until such time as the underlying award becomes vested (including, where applicable, upon the achievement of performance goals).

The minimum vesting period for each award granted under the 2021 Equity Plan must be at least one year, provided that up to 5% of the shares authorized for issuance under the 2021 Equity Plan may be issued pursuant to awards with minimum vesting periods of less than one year or may be accelerated by the Committee and paid in the first year in the appropriate case. In addition, the minimum vesting requirement does not apply to accelerated vesting on account of death, disability, involuntary termination without cause, or resignation for good reason as otherwise permitted by the 2021 Equity Plan.

Adjustments

The Committee shall make equitable adjustments in the number and class of securities available for issuance under the 2021 Equity Plan (including under any awards then outstanding), the number and type of securities subject to the individual limits set forth in the 2021 Equity Plan, and the terms of any outstanding award, as it determines are necessary and appropriate, to reflect any merger, reorganization, consolidation, recapitalization, reclassification, stock split, reverse stock split, spin-off combination, exchange of shares, distribution to shareholders (other than an ordinary cash dividend), or similar corporate transaction or event.

Termination of Service

Subject to certain exceptions, generally, if a participant ceases to perform services for the Company and its subsidiaries for any reason: (i) all of the participant’s restricted stock, RSUs, performance shares, and performance share units that were not vested on the date of such cessation shall be forfeited immediately upon such cessation; (ii) all of the participant’s stock options that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of such cessation, but in no event after the expiration date of the stock options; and (iii) all of the participant’s stock options that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation. In the event of a participant’s termination of service due to death, disability (as defined in the plan), retirement after age 65 or involuntary termination at or following a change in control, the participant or the participant’s beneficiary, as applicable, has up to one year to exercise outstanding stock options, provided that such period does not exceed the stock option award’s original term. Unless the Committee specifies otherwise in the award agreement, the 2021 Equity Plan provides that a participant shall be eligible for a full or prorated award upon a cessation of the participant’s service relationship due to death, disability, involuntary termination without cause or resignation for “good reason” (as defined in the 2021 Equity Plan) at or following a change in control.

Change in Control

Unless the Committee provides otherwise in the award agreement, any time-based vesting requirement applicable to an award shall be deemed satisfied in full in the event that (i) both a change in control occurs and a participant has an involuntary termination of service (including a resignation for good reason) with the Company or (ii) the surviving entity in such change in control does not assume or replace the award with a comparable award issued by the surviving entity. With respect to an award that is subject to one or more performance objectives, unless the Committee specifies otherwise in the award agreement, in the event of a change in control and involuntary termination of service (including a resignation for good reason) or in the event that the surviving entity fails to assume or replace the award with a comparable award issued by the surviving entity, achievement of such performance objective shall be deemed achieved at the greater of target or the actual level of performance measured as of the most recent completed fiscal quarter.

Transferability

Generally, awards granted under the 2021 Equity Plan are not transferable prior to death, except in limited circumstances with respect to stock options. Unless otherwise determined by the Committee, stock options, including ISOs, are transferable to certain grantor trusts established by the participant in which the participant is the sole beneficiary or between spouses’ incident to divorce, in the latter case, however, any ISOs so transferred will become NQSOs. In the Committee’s sole discretion, an individual may transfer non-qualified stock options to certain family members or to a trust or partnership established for the benefit of such family member or to a charitable organization, in each case, provided no consideration is paid to the participant in connection with the transfer. However, a participant may designate a beneficiary to exercise stock options or receive any rights that may exist upon the participant’s death with respect to awards granted under the 2021 Equity Plan. Any transferee is subject to the terms and conditions of the Plan and applicable award agreement.

Amendment and Termination

The Company’s Board of Directors may at any time amend or terminate the 2021 Equity Plan, and the Board of Directors or the Committee may amend any award agreement for any lawful purpose, but no such action shall materially adversely affect any rights or obligations with respect to any awards previously granted under the 2021 Equity Plan, except to the extent set forth herein. The Board of Directors or Committee may also amend the 2021 Equity Plan or an outstanding award agreement to conform the plan or award agreement to applicable law (including but not limited to Code Section 409A) or to avoid an accounting treatment resulting from an accounting pronouncement or interpretation issued by the SEC or Financial Accounting Standards Board after adoption of the plan or the grant of the award, which may materially and adversely affect the financial condition or operations of the Company. Neither the Board of Directors nor the Committee can reprice a stock option without prior shareholder approval, except in accordance with the adjustment provisions of the 2021 Equity Plan (as described above). Notwithstanding the foregoing any amendment that would materially (i) increase the benefits available under the Plan, (ii) increase the aggregate number of securities under the Plan, or (iii) materially modify the requirements for participation in the Plan must be approved by the Company’s shareholders.

Certain Federal Income Tax Consequences

The following is intended only as a brief summary of the federal income tax rules relevant to the primary types of awards available for issuance under the 2021 Equity Plan and is based on the terms of the Code as currently in effect. The applicable statutory provisions are subject to change in the future (possibly with retroactive effect), as are their interpretations and applications. Because federal income tax consequences may vary as a result of individual circumstances, participants are encouraged to consult their personal tax advisors with respect to their tax consequences. The following summary is limited only to United States federal income tax treatment. It does not address state, local, gift, estate, social security or foreign tax consequences, which may be substantially different.

Restricted Stock Awards

A participant generally will recognize taxable ordinary income upon the receipt of shares as a stock award or restricted stock award if the shares are not subject to a “substantial risk of forfeiture,” which is generally considered to require the performance of substantial future services. The income recognized will be equal to the fair market value of the shares at the time of receipt less any purchase price paid for the shares. If the shares are subject to a substantial risk of forfeiture, the participant generally will recognize taxable ordinary income when the substantial risk of forfeiture lapses. If the substantial risk of forfeiture lapses in installments over several years, the participant will recognize income in each year in which the substantial risk of forfeiture lapses as to that installment. If the participant cannot sell the shares without being subject to suit under Section 16(b) of the Exchange Act, also known as the short swing profits rule, the shares will be treated as subject to a substantial risk of forfeiture. The income recognized upon lapse of a substantial risk of forfeiture will be equal to the fair market value of the shares determined as of the time that the substantial risk of forfeiture lapses less any purchase price paid for the shares. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant, subject to the requirements of Section 162(m) of the Code (“Section 162(m)”), as applicable.

Alternatively, unless prohibited by the Committee, a participant may make a timely election under Section 83(b) of the Code (referred to in this proxy statement as Section 83(b)) to recognize ordinary income for the taxable year in which the participant received the shares underlying an award in an amount equal to the fair market value of the shares at that time. That income will be taxable at ordinary income tax rates. If a participant makes a timely Section 83(b) election, the participant will not recognize income at the time the substantial risk of forfeiture lapses with respect to the shares. At the time of disposition of the shares, a participant who has made a timely Section 83(b) election will recognize capital gain or loss in an amount equal to the difference between the amount realized upon sale and the ordinary income recognized upon receipt of the share (increased by the amount paid for the shares, if any). If the participant forfeits the shares after making a Section 83(b) election, the participant will not be entitled to a deduction with respect to the income recognized as a result of the election but will be entitled to a capital loss limited to the actually amount paid for the shares (if any). To be timely, the Section 83(b) election must be made within 30 days after the participant receives the shares.

The Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant at the time of the election.

Restricted Stock Units

A participant generally is not taxed upon the grant of an RSU. Generally, if an RSU is designed to be settled on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, then at the time of settlement in stock or cash the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received by the participant (subject to the short swing profits rule) and the Company will be entitled to an income tax deduction for the same amount, subject to the requirements of Section 162(m), as applicable. However, if an RSU is not designed to be settled on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, the RSU may be deemed a nonqualified deferred compensation plan under Section 409A. In that case, if the RSU is designed to meet the requirements of Section 409A, then at the time of settlement the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received by the participant, and the Company will be entitled to an income tax deduction for the same amount. However, if the RSU is not designed to satisfy the requirements of Section 409A, the participant may be subject to income taxes and penalties under Section 409A in the event of a violation of Section 409A.

Nonqualified Stock Options

A participant generally is not taxed upon the grant of a NQSO. However, the participant must recognize ordinary income upon exercise of the NQSO in an amount equal to the difference between the NQSO exercise price and the fair market value of the shares acquired on the date of exercise (subject to the short swing profits rule). The Company generally will have a deduction in an amount equal to the amount of ordinary income recognized by the participant in the Company’s tax year during which the participant recognizes ordinary income, subject to the requirements of Section 162(m).

Upon the sale of shares acquired pursuant to the exercise of an NQSO, the participant will recognize capital gain or loss to the extent that the amount realized from the sale is different than the fair market value of the shares on the date of exercise. This gain or loss will be long-term capital gain or loss if the shares have been held for more than one year after exercise.

Incentive Stock Options

A participant is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares covered by the ISO on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If a participant holds the shares acquired upon exercise of an ISO for at least two years following the ISO grant date and at least one year following exercise, the participant’s gain or loss, if any, upon a subsequent disposition of the shares is long-term capital gain or loss. The amount of the gain or loss is the difference between the proceeds received on disposition and the participant’s basis in the shares (which generally equals the ISO exercise price). If a participant disposes of shares acquired pursuant to exercise of an ISO before satisfying these holding periods and realizes an amount in excess of the exercise price, the amount realized will be taxed to the participant as ordinary income up to the fair market value of the shares on the exercise date and any additional amount realized will be taxable to the participant as capital gain in the year of disposition; however, if the exercise price exceeds the amount realized on sale, the difference will be taxed to the participant as a capital loss. The Company is not entitled to a federal income tax deduction on the grant or exercise of an ISO or on the participant’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the participant disposes of the shares in an amount equal to any ordinary income recognized by the participant, subject to the requirements of Section 162(m).

In order for an option to qualify as an ISO for federal income tax purposes, the grant of the stock option must satisfy various other conditions specified in the Code. In the event a stock option is intended to be an ISO but fails to qualify as an ISO, it will be taxed as an NQSO as described above.

Performance Awards

A participant generally is not taxed upon the grant of restricted stock or restricted stock units granted subject to the satisfaction of performance conditions (such restricted stock or restricted stock units will be referred to herein as “performance shares” or “performance share units”). The participant will recognize taxable income at the time of settlement of the performance share/unit in an amount equal to the amount of cash and the fair market value of the shares received upon settlement. The income recognized will be taxable at ordinary income tax rates. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant, subject to the requirements of Code Section 162(m). Any gain or loss recognized upon the disposition of the shares acquired pursuant to settlement of a performance share/unit will qualify as long-term capital gain or loss if the shares have been held for more than one year after settlement.

Golden Parachute Payments

The terms of the award agreement evidencing an award under the 2021 Equity Plan may provide for accelerated vesting or accelerated payout of the award in connection with a change in ownership or control of the Company. In such event, certain amounts with respect to the award may be characterized as “parachute payments” under the golden parachute provisions of the Code. Under Section 280G of the Code, no federal income tax deduction is allowed to the Company for “excess parachute payments” made to “disqualified individuals,” and receipt of such payments subjects the recipient to a 20% excise tax under Section 4999 of the Code. For this purpose, “disqualified individuals” are generally officers, shareholders or highly compensated individuals performing services for the Company, and the term “excess parachute payments” includes payments in the nature of compensation which are contingent on a change in ownership or effective control of the Company, to the extent that such payments (in present value) equal or exceed three times the recipient’s average annual taxable compensation from the Company for the previous five years. Certain payments for reasonable compensation for services rendered after a change of control and payments from tax-qualified plans are generally not included in determining “excess parachute payments.” If payments or accelerations may occur with respect to awards granted under the 2021 Equity Plan, certain amounts in connection with such awards may constitute “parachute payments” and be subject to these “golden parachute” tax provisions.

Code Section 162(m)

Section 162(m) as in effect prior to the enactment of the Tax Cuts and Jobs Act (“TCJA”) in December 2017, limited to one million dollars the deduction that a company was permitted to take for annual compensation paid to each “covered employee” (at that time defined as the Chief Executive Officer (“CEO”) and the three other highest paid executive officers employed at the end of the year other than the Chief Financial Officer (“CFO”)), except to the extent the compensation qualified as “performance-based” for purposes of Section 162(m). The TCJA retained the one million dollar deduction limit, but it repealed the performance-based compensation exemption and expanded the definition of “covered employees” effective for taxable years beginning after December 31, 2017. “Covered employees” for a fiscal year now includes any person who served as CEO or CFO of a company at any time during that fiscal year, the three other most highly compensated company executive officers for that fiscal year (whether or not employed on the last day of that fiscal year) and any other person who was a covered employee in a previous taxable year (but not earlier than 2017) as determined pursuant to the pre-TCJA version of Section 162(m). Any awards that the Company grants pursuant to the 2021 Equity Plan to covered employees, whether performance-based or otherwise, will be subject to the one million dollar annual deduction limitation. While the Committee intends to consider the deductibility of compensation when making equity awards, it is only one factor it considers. Because of the elimination of the performance-based compensation exemption, the Committee expects that a portion of the compensation paid to covered employees in the form of equity grants under the 2021 Equity Plan may not be deductible by the Company.

New 2021 Equity Plan Benefits

The Company has never had an equity plan and therefore has no equity awards outstanding. Except as disclosed above with respect to the self-executing grants to non-employee directors on approval of the 2021 Equity Incentive Plan, any future awards to executive officers, non-employee directors, employees of or service providers to the Company under the 2021 Equity Plan are discretionary and cannot be determined at this time. As a result, the benefits and amounts that will be received or allocated under the 2021 Equity Plan are not determinable at this time, and the Company has not included a table that reflects such future awards.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE EASTERN BANKSHARES, INC. 2021 EQUITY INCENTIVE PLAN.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis (“CD&A”) describes the objectives and elements of the Company’s executive compensation program and discusses the 2020 compensation earned by our NEOs listed below. It also explains the rationale for the Compensation Committee’s 2020 executive compensation decisions.

The year 2020 was unprecedented in our 200+ year history as we transitioned to a publicly traded company in the midst of a global pandemic. As an emerging growth company (“EGC”), we are not required to include a CD&A section in our annual proxy statement; however, the Company is committed to providing robust compensation disclosures. Under SEC rules for EGCs, we are including executive compensation for the following three NEOs:

Executive Officer	Title
Robert F. Rivers	Chief Executive Officer and Chair
Quincy L. Miller	President and Vice Chair
James B. Fitzgerald	Chief Financial Officer, Chief Administrative Officer & Treasurer

Executive Summary

Business Overview

We are a Massachusetts-chartered bank that has served the banking needs of our customers since 1818. 2020 was a milestone year in our history as we converted from a mutual to a publicly traded company. Our business philosophy remains unchanged: to operate as a diversified financial services enterprise providing a broad array of banking and other financial services primarily to retail, commercial and small business customers. Highlights from 2020 include:

•We had total assets of $16.0 billion and $11.6 billion at December 31, 2020 and 2019, respectively.
•We manage our business under two business segments: our banking business, which contributed $495.0 million (which is 83.7%, of our total income for the year ended December 31, 2020), and our insurance agency business, which contributed $96.7 million (which is 16.3%, of our total income for the year ended December 31, 2020). Our banking business consists of a full range of banking, lending (commercial, residential and consumer), savings and small business offerings, including our wealth management and trust operations that we conduct through our Eastern Wealth Management division.
•Net income for 2020 (computed in accordance with generally accepted accounting principles in the United States ("GAAP")) was $22.7 million, as compared to $135.1 million for 2019. Net income for 2020 and 2019 included items that are considered noncore, which are excluded for purposes of assessing operating earnings. Net operating earnings, a non-GAAP financial measure, for 2020 were $102.1 million compared to net operating earnings of $129.7 million for 2019, representing a 21.3% decrease. This decrease was largely driven by an increase in the provision for credit losses and a decrease in net interest income, both of which are attributed to the COVID-19 pandemic.
•Total income for 2020 was $579.6 million, net of interest expense.
•Deposits increased by $2.6 billion, or 27.3%, to $12.2 billion at December 31, 2020 from $9.6 billion at December 31, 2019. This increase was primarily the result of an increase in demand deposits of $1.4 billion, an increase in interest checking deposits of $566.2 million, and an increase in money market deposits of $429.5 million. The average cost of deposits fell from 0.29% in 2019 to 0.10% in 2020.

Our Compensation Committee uses operating net income, also known as net operating earnings, a financial measure that is derived from net income calculated in accordance with GAAP, as a key measure of the performance of our NEOs as it relates to our short-term incentive compensation as described below. This non-GAAP financial measure is not meant to be considered superior to or a substitute for net income prepared in accordance with GAAP. We believe this measure allows us to compare results consistently between periods and to exclude certain items that may not be indicative of our core business, operating results or future outlook. A reconciliation of net operating earnings presented above to the most comparable GAAP financial measure is included in Annex A to this Proxy Statement.

Compensation Highlights

2020 Executive Compensation Program Decisions

The 2020 Executive Compensation Program decisions were made while the Company was still a mutual holding company and thus the 2020 Executive Compensation Program itself does not reflect equity awards. The Compensation Committee, with the support of its independent compensation consultant at the time, Willis Towers Watson, made the following decisions pertaining to the 2020 Executive Compensation Program in accordance with its desire to attract, retain and motivate our highly skilled, talented executives:

Base Salary	NEOs’ salaries were adjusted between 4.5% and 4.7% as part of the annual executive compensation review based in part on peer market data as provided by Willis Towers Watson.
Annual Short-Term Incentives
Short Term Incentives for the NEOs were below target and ranged from 64% of salary for Mr. Rivers and 42% of salary for Messrs. Miller and Fitzgerald. These awards reflect both the financial performance of the Company in 2020, which was challenged as a result of the COVID-19 pandemic, and the strong individual performances of the NEOs in successfully driving a number of key strategic initiatives.

One-Time Discretionary Awards
As a result of leading Eastern Bank’s response to the Paycheck Protection Program and its successful IPO, Messrs. Miller and Fitzgerald received one-time discretionary cash awards of $110,000 and $220,000 respectively.

Long-Term Incentives
No long-term incentive grants were awarded in 2020. Long-term incentive plan grants made in 2016 that matured on December 31, 2020 were paid in 2021. Long-term incentive plan awards are designed to reward NEOs for executing on longer term financial performance (measured as growth in capital and more recently, retained earnings) and safety and soundness objectives in support of the Company’s strategic plan.

Employment Agreements
No changes were made to the employment agreements the Company has in place with Messrs. Rivers and Miller. Change in control agreements, reflecting a double trigger, were put in place with the Named Executives Officers (and senior executive team) as part of the Company's Conversion (as defined below).

Future Executive Compensation Program Decisions

Now that the Company has completed the conversion from a mutual to a publicly traded company (the "Conversion"), the Compensation Committee has begun reviewing certain aspects of its executive compensation program to better align with public company compensation programs and shareholder value creation. Cash-based long-term incentive grants were not made in 2020 or 2021 in anticipation that the Company may adopt equity-based long-term incentive plans subject to shareholder approval. The Compensation Committee did not increase salaries in 2021 for the NEOs. In making any changes to the Executive Compensation program, the Compensation Committee has received input from management to ensure the changes align with the Company’s compensation philosophy of attracting, retaining and motivating high-caliber executives to achieve the short-term and long-term goals of the Company while creating long-term shareholder value. The table below illustrates the evolution of the key components of our executive compensation program as we continue to mature as a public company.

Evolution of Key Components of Our NEO Compensation
As a Mutual Bank		As a Public Company
☑ Base Salary	☑ SERP or Benefit Equalization Plan (BEP)	☑ Base Salary	☑ Benefit Equalization Plan (BEP)
☑ Short-Term Incentives	☑ Defined Benefit Pension Plan	☑ Short-Term Incentives	☑ Defined Benefit Pension Plan
☑ Long-Term Incentives	☑ 401(k) Plan	☑ Equity Incentive Compensation*	☑ 401(k) Plan
☑ ESOP
* Assuming shareholder approval of the 2021 Equity Plan

Revisions to Annual Short-Term Incentive Program

On May 3, 2021, the Company adopted a new annual short-term management incentive plan (the “New MIP”), which was approved by the Compensation Committee and reviewed by the Board of Directors. The purpose of the New MIP is to enable the Company to grant annual performance-based cash incentive awards to eligible participants pursuant to the terms of the plan and is effective January 1, 2021. In connection with adoption of the New MIP, the Compensation Committee voted to terminate the Company’s existing annual short-term incentive plan (“Prior MIP”) as of January 1, 2021. For more information about the Prior MIP and the New MIP, see "Our 2020 Executive Compensation Program in Detail — Annual Short-Term Incentive Plan" within this Compensation Discussion and Analysis section.

Amendment of SERP

On July 22, 2021, the Compensation Committee reviewed the Company's Supplemental Executive Retirement Plan ("SERP"), as described further below, and approved an amendment (“SERP Amendment”) to freeze the SERP. For more information about the SERP and the SERP Amendment, see "Our 2020 Executive Compensation Program in Detail — Other Benefit Plans — Amendment to SERP" within this Compensation Discussion and Analysis section.

Equity Incentive Compensation

As described more fully in "Proposal 1 - Approval of Eastern Bankshares, Inc. 2021 Equity Incentive Plan" of this proxy statement, the Company is seeking shareholder approval of the 2021 Equity Plan which, if approved, will enable the Company to offer equity incentive compensation awards as a component of its executive compensation pay mix. As further described in such section, the Compensation Committee expects to make one-time awards to certain members of management in 2022, including our CEO and NEOs, in recognition of their contributions to the Company's IPO.

The Compensation Committee also expects to set individual targets in connection with annual equity incentive compensation awards to the Company's executive officers, which the Compensation Committee anticipates will include both time-based and performance-based awards. The first such awards will be made no earlier than 2023.

For the one-time awards and any equity award to executive officers, including the CEO and any NEOs, the Compensation Committee expects that at least 50% of such equity incentive compensation awards will be performance-based, because it believes that a blended approach will align with the Company's pay-for-performance principles and provide appropriate incentives for long-term shareholder value creation while also serving as a retention tool for the Company. The use of performance-based awards will put appropriate focus on long-term alignment and pay relative both to market peers and shareholder returns.

Shareholder Advisory Votes on Executive Compensation

The Company highly values input from its shareholders and the Compensation Committee plans to incorporate this feedback when making compensation decisions going forward. At its 2021 annual meeting of shareholders ("2021 Annual Meeting"), the Company voluntarily sought an advisory say-on-pay vote and an advisory vote to hold such say-on-pay votes on an annual basis, though neither is a requirement as an EGC. At the 2021 Annual Meeting, our shareholders recommended that say-on-pay votes occur every year. The Compensation Committee has considered, and each year will consider, the results of the prior advisory vote as it reviews and determines the total compensation packages for our NEOs in the current year. In 2021, we received support for our NEO compensation program, as 95% of the total votes cast on the advisory vote on say-on-pay voted to approve the proposal.

Compensation Governance Practices

The Company has in place the following executive compensation best practices and policies which promote sound compensation governance and are in the best interests of our shareholders:

What We DO	What We Don’t Do
☑ Long-time independent Compensation Committee (including prior to being a publicly-traded company)	☒ No guaranteed incentive payments
☑ Performance-based variable compensation through formal incentive programs	☒ No uncapped non-sales incentive plans
☑ Annual incentive plan risk assessments	☒ No significant/excessive perquisites
☑ Benchmarking against a relevant peer group	☒ No tax gross-ups
☑ Double trigger for change in control payments	☒ No severance benefits exceeding 3x base salary and annual cash bonus
☑ Clawback policy
☑ Anti-hedging and pledging provisions
☑ Stock ownership guidelines
☑ Independent compensation consultant

What Guides Our Program

Philosophy and Objectives of Executive Compensation

Our executive compensation philosophy is to attract, motivate, and retain the executive talent we need to achieve the short-term and long-term goals of the Company while creating long-term shareholder value through the implementation of sound compensation principles and policies. These principles include paying for performance, ensuring equity, fairness and non-discrimination in pay and compensation risk mitigation.

Elements of Compensation

Our executive compensation program is comprised of four elements: base salary, annual short-term incentive awards, long-term incentive awards, and benefits.

Element of Compensation	How it is Paid	Key Objectives
Base Salary	Cash	Driven primarily by a NEO’s demonstrated value to the Company and market competitiveness, base salaries are reviewed annually and are set to attract and retain highly skilled, talented executives
Annual Short-Term Incentive (“STI”) Awards	Cash	Incentivizes a NEO to achieve short term (annual) financial and strategic goals, with much greater weighting toward Company performance than individual performance when determining award size
Long-Term Incentive (“LTI”) Awards*	Cash*	Most recently granted in 2019, LTI awards provide incentives for NEOs to execute on longer term financial performance (growth in capital and more recently, retained earnings) and safety and soundness objectives in support of the Company’s strategic plan
Benefits	Cash & Other
NEOs participate in a defined benefit pension plan, a 401(k) plan, an Employee Stock Ownership Plan (“ESOP”), limited perquisites and other personal benefits. Retirement benefits provide the ability for retirement savings and were the primary vehicle for long-term compensation as a mutual company. Perquisites were limited to those that assist the NEOs in the fulfillment of their duties

* Grants under the LTI Plan were last made in 2019. No grants were made in 2020 or anticipated in 2021.

In connection with our IPO, the Company adopted the ESOP, as described below, and our NEOs received their first stock allocation under the ESOP for fiscal year 2020 in March of 2021. The ESOP is not an incentive plan. Rather, shares purchased by the ESOP’s trustee for a particular year are allocated among eligible ESOP participants on the basis of each participant’s proportional share of compensation relative to the compensation of all participants. The size of an individual annual stock allocation to an ESOP participant is limited by applicable IRS rules.

Pay Mix

Our executive compensation includes a mix of base salary, STI grants and grant payouts from the now-frozen cash-based LTI plan. The Company does not have a formal policy regarding the allocation of compensation for its NEOs among these three core compensation elements. A material portion of the targeted total compensation opportunity for each of our NEOs is directly tied to the financial performance of the Company relative to the applicable compensation plan and relative to the peer group noted below. The CEO’s compensation has a greater emphasis on variable compensation than that of the other two NEOs because his actions have a greater influence on the performance of the Company as a whole. For 2020, a significant amount of total direct compensation was variable: 67.5% for the CEO, 64.9% for Mr. Miller and 67.1% for Mr. Fitzgerald.

2020 CEO Compensation

Process for Determining Executive Officer Compensation

The Role of the Compensation Committee

The Compensation Committee is composed entirely of directors who meet the Nasdaq standards for independence, including the heightened standards applicable to compensation committee members. The Compensation Committee oversees executive compensation of our executive officers, including our NEOs, and is comprised of independent, non-employee members of the Board of Directors. The Compensation Committee regularly reviews the structure of our executive compensation program to ensure it aligns with Company strategy, philosophy, market practices, risk tolerance and now that the Company is publicly traded, the interests of our shareholders. The Compensation Committee reviews compensation and performance of peer companies (detailed below) as it considers executive compensation. The Compensation Committee’s specific responsibilities are set forth in its charter, which can be found on the Company’s Investor Relations website at investor.easternbank.com under “Governance Documents” in the “Corporate Governance” section. The Compensation Committee approves all NEO compensation, other than that of our CEO, including base salary, short term incentives and long-term incentives. The Compensation Committee also recommends our CEO’s compensation, which is approved by the independent members of the Board.

The Role of Management

Select senior members of our management team attend regular meetings of the Compensation Committee at which executive compensation, Company performance, peer group, market and competitive compensation levels and compensation policies and practices are discussed, including in executive session without management present. However, only members of the Compensation Committee vote on decisions about NEO compensation. Our CEO is not involved in decisions or deliberations about his own compensation, but he does make recommendations regarding non-CEO executive compensation in consultation with the Compensation Committee.

The Role of Our Independent Compensation Consultant

The Compensation Committee has the authority to engage its own advisors to assist it in carrying out its responsibilities. As part of its oversight of executive compensation and director compensation, the Compensation Committee seeks input from its independent compensation consultant. In connection with 2020 executive compensation decisions, the Compensation Committee engaged Willis Towers to advise the Compensation Committee on the amount and form of executive compensation. In December 2020, the Compensation Committee engaged Pearl Meyer as its new independent compensation consultant. In the instance of either firm, the independent compensation consultant reports directly to the Compensation Committee and does not provide any other services to the Company. The Compensation Committee has conducted an independence assessment of both Willis Towers and Pearl Meyer in accordance with SEC and Nasdaq listing rules. Based on this review and in reliance upon a letter from each firm confirming its respective independence based on factors set forth in the Nasdaq rules for compensation committee advisors, the Compensation Committee determined that each firm is an independent advisor.

The Role of Peer Market Data

With the assistance of its independent compensation consultant, the Compensation Committee utilizes a peer group of publicly traded companies to benchmark executive compensation programs and practices and compare key performance metrics. For 2020, our compensation peer group included the following 16 companies, all of which are publicly traded commercial banks:

Atlantic Union Bankshares Corporation	CVB Financial Corporation	Pacific Premier Bancorp, Inc.
Banc of California, Inc.	First Midwest Bancorp Inc.	Provident Financial Services, Inc.
Berkshire Hills Bancorp Inc.	Fulton Financial Corporation	Umpqua Holdings Corporation
Boston Private Financial Holdings	Independent Bank Corp.	Webster Financial Corporation
Community Bank System Inc.	Investors Bancorp Inc.
Columbia Banking Systems, Inc.	NBT Bancorp Inc.

The Compensation Committee uses a criteria-based approach in selecting peer companies. The criteria includes: financial institutions of similar size (asset size ranging from .5x to 2.5x the Company’s size); similar major business line mix; location (East or West coasts or in major metropolitan areas where talent acquisition and compensation can be more competitive); and those that compete with the Company for business and talent.

In addition to peer group data, the Compensation Committee also considers other factors when setting NEO compensation including the skill sets of the NEOs, their individual performances, Company performance, retention risk, their tenure with the Company and succession planning.

Our 2020 Executive Compensation Program in Detail

Base Salary

As noted above, base salaries of our NEOs are set at a level to maintain market competitiveness in attracting and retaining highly skilled, talented executives. Base salaries of NEOs are reviewed annually by the Compensation Committee, and any increases are driven primarily by a NEO’s demonstrated value to the organization, as well as internal equity, and market competitiveness. Merit increases are awarded based on individual performance, and are made in accordance with a merit budget, which is determined annually based on market conditions and the Company’s overall budget. Separate merit increases may be established for different positions or levels, based on market conditions. For fiscal year 2020, the Compensation Committee approved base salary increases for each of the NEOs as indicated below, effective March 1, 2020. For fiscal year 2021, the Compensation Committee has approved no salary increases for the NEOs.

	Fiscal Year 2019 Salary	Fiscal Year 2020 Salary	Percentage Increase
Robert F. Rivers Chief Executive Officer and Chair of the Board of Directors	$950,000	$995,000	4.7%
Quincy L. Miller President and Vice Chair	$550,000	$575,000	4.5%
James B. Fitzgerald Chief Administrative Officer, Chief Financial Officer and Treasurer	$550,000	$575,000	4.5%

Annual Short-Term Incentive Plan

For 2020, our NEOs were eligible to earn annual performance-based cash incentives under the Company’s short-term incentive plan, called our Management Incentive Plan (“MIP”). For 2020, NEO MIP awards were weighted 70% on Company performance and 30% for individual performance. MIP awards were capped and could range from 0% to 120% of base salary for the CEO, and 0% to 80% of base salary for Messrs. Miller and Fitzgerald.

	Minimum % of Base Salary (1)	Target % of Base Salary (1)	Maximum % of Base Salary (1)
Robert F. Rivers	40%	80%	120%
Quincy L. Miller	25%	50%	80%
James B. Fitzgerald	25%	50%	80%
(1)For purposes of MIP calculations, "Base Salary" refers to a NEO's year-end base salary rate

NEOs' awards were determined using two performance components: corporate performance and individual performance. Goals for each performance component were established annually by the Compensation Committee.

For 2020, the goals for the corporate performance component of the MIP included financial performance goals and key Company initiatives:

•Obtaining regulatory and corporator approval of the Conversion and IPO;
•Maintaining strong compliance ratings from the Company's regulators;
•Financial results of $102.1 million of after-tax core net income for the year (excluding costs associated with the IPO, including the donation of stock to the Eastern Bank Foundation (formerly known as the Eastern Bank Charitable Foundation), valued at $91.3 million, as well as certain other items), also known as operating net income or net operating earnings; and
•Successful operation as a public company.

For 2020, the Board of Directors determined that the three non-financial corporate performance goals had been met, with financial results of after-tax core net income below goal, resulting in a “2” performance rating. As such, the corporate performance component was funded at 85% of target.

The Compensation Committee established individual performance goals for each NEO at the beginning of 2020:

•Mr. Rivers – Received the highest individual performance rating, based on the results of the CEO performance evaluation, which considered his performance against the following four goals: (1) successful implementation of IPO/growth; (2) 2020 business plan; (3) organizational development; and (4) brand, community and industry leadership.
•Mr. Miller – Received the highest individual performance rating, based upon his outstanding leadership of Eastern Bank's Consumer and Business Banking and Wealth Management lines of business to strong results, highlighted by record mortgage loan production, and its tenth consecutive year as the top U.S. Small Business Administration lender in New England, despite COVID-19 pandemic-related challenges.
•Mr. Fitzgerald – Received the highest individual performance rating, based upon his leadership as Chief Administrative Officer, with significant accomplishments within the areas of Technology, Operations, and Facilities such as the transition of over 60% of employees to remote work environments and the completion of the upgrade of our online and mobile banking platforms.

For 2020, the Compensation Committee approved MIP awards as described below:

	Corporate	Individual	MIP Award Earned in 2020 ($) (1)	MIP Award as % of Base Salary (2)
Robert F. Rivers	$278,600	$358,200	$637,000	64%
Quincy L. Miller	$101,000	$138,000	$239,000	42%
James B. Fitzgerald	$101,000	$138,000	$239,000	42%
(1)Final award amounts are rounded up to the nearest thousand
(2) For purposes of MIP calculations, "Base Salary" refers to a NEO's year-end base salary rate

As described above under "Future Executive Compensation Program Decisions — Revisions to Annual Short-Term Incentive Program", in May 2021 the Compensation Company terminated the Company's existing MIP, under which our NEOs' annual performance-based cash incentives were made for 2020, and approved the New MIP effective January 1, 2021.

The New MIP provides for the payment of annual cash incentive awards to the Company’s CEO, its NEOs, members of its management committee, and select management employees (“Participants”), the individual amounts of which will be determined by measurement against one or more corporate performance measures (“Company Performance Measures”) and individual performance goals over a performance measurement period, beginning January 1 and ending December 31 (“Plan Year”). Company Performance Measures will be approved by the Compensation Committee and annual targets with respect to such performance measures will be established by the Board of Directors. Potential Company Performance Measures include the Company’s operating net income for an applicable Plan Year, or other key measures, as deemed appropriate and approved by the Compensation Committee. Individual performance goals will be established annually by each Participant and approved by his or her manager, except that the individual performance goals of the CEO will be proposed by the Compensation Committee. For each Plan Year, each Participant will be assigned a target award amount as a percentage of base salary, based on job responsibilities and market data. For the CEO and the Company’s executive officers, target awards amounts shall be established by the Compensation Committee. Plan Awards (as defined below) to the CEO, and to the Company’s chief financial officer and president will be capped at 150% of target award amount and 160% of target award amount, respectively.

All awards granted under the New MIP with respect to a given Plan Year shall be paid from a funding pool. For each Plan Year, the target funding pool (“Target Funding Pool”) shall be an amount equal to the sum of all Participants’ target awards for the year. Following completion of a Plan Year, the Compensation Committee shall determine the Company’s level of performance against the Company Performance Measures, including whether minimum performance thresholds have been met, which thresholds the committee may establish for a given Plan Year in its discretion. The funding pool from which awards under the New MIP (“Plan Awards”) are actually paid (“Actual Funding Pool”) in a given Plan Year shall be recommended by the Compensation Committee and approved by the Board of Directors and shall be an amount that is based on the Target Funding Pool but which will be adjusted based on the Company’s performance against the Company Performance Measures for such year. The Compensation Committee may also adjust the level or nature of Corporate Performance Measures to accommodate non-recurring events not contemplated when such measures were originally set, such as an acquisition by the Company and shall have the sole discretion to adjust the Target Funding Pool and/or the Actual Funding Pool amounts upward or downward, based on market factors, corporate events, future performance outlook, or any other situation it may deem appropriate.

Under the New MIP, individual Plan Awards will be paid out of the Actual Funding Pool. The Plan Awards for the Company’s executive officers other than the CEO shall be approved by the Compensation Committee. The Plan Award for the CEO shall be approved by the independent members of the Board of Directors, upon recommendation from the Compensation Committee.

In connection with adoption of the New MIP, the Compensation Committee established a Corporate Performance Measure for 2021, as measured by reference to the Company’s operating net income for the fiscal year ended December 31, 2021. The Compensation Committee chose operating net income because it believes that it is a useful metric in understanding the Company’s earnings from its operations without the effects of certain transactions that management believes are unrelated to its core business and are therefore not necessarily indicative of its current performance or financial position.

For 2021, the Compensation Committee established a minimum performance threshold of 80% of the target operating net income to fund awards to our management committee, which includes our NEOs, and a minimum performance threshold of 50% of the target operating net income to fund awards to the rest of New MIP participants. If such thresholds are not met, the Pool is not funded, although the Compensation Committee retains discretion to adjust (upward or downward) the amount of the Actual Funding Pool. Individual awards under the New MIP for 2021, including those to NEOs, will be determined by (1) the

Actual Funding Pool as approved by the Compensation Committee based on performance against the Corporate Performance Measure, and (2) participants’ overall achievement rating (on a scale of 1-5) in performance of their individual goals, subject to payout ranges as a percent of target set forth in the New MIP document and the limitation on payouts to the CEO, and to the Company’s chief financial officer and president described above.

The Compensation Committee believes its adoption of the New MIP is consistent with its focus on better aligning the Company’s short-term incentive compensation program for its executive officers with shareholder value creation.

Cash Bonuses

In addition to the MIP award, the Compensation Committee approved a discretionary, one-time cash bonus for Mr. Miller of $110,000 in recognition of the leadership role he played in Eastern Bank’s successful response to the Small Business Administration’s Paycheck Protection Program ("PPP"), pursuant to which the Bank made $1.2 billion in loans, resulting in $13.9 million of net fee income in 2020. The Compensation Committee also approved a one-time cash bonus for Mr. Fitzgerald of $220,000 in recognition of his considerable role in executing the Company's successful IPO in a difficult market environment affected by the global COVID-19 pandemic, which offering raised $1.7 billion in capital.

Long-Term Incentive Plan

Eastern’s Long-Term Incentive Plan (“LTIP”) is a cash-based deferred compensation plan designed to link incentive compensation of NEOs and (other selected executive and senior officers) to the growth of Eastern’s capital or, after the IPO, Eastern’s retained earnings.

2020 Awards

The Compensation Committee did not make LTIP grants in 2020 and does not plan to grant awards in 2021, in anticipation of the Company's future adoption of equity-based long-term incentive plans, which will be subject to shareholder approval.

Vesting of Previous LTIP Awards

Long-Term Incentive Plan awards (“LTIP awards”) granted by the Compensation Committee are based on targets for cash compensation over a five-year grant cycle and represent a percentage of the NEO’s base salary in the year granted. For example, for the 2016 grant year, which awards matured December 31, 2020, the target amounts for Messrs. Rivers, Miller and Fitzgerald represented 60% of their 2016 base salary. The most recent LTIP awards were granted in 2019.

Generally, LTIP awards were made in June and valued as of December 31 of each year in the five-year grant cycle for such award. LTIP awards generally are paid in a taxable lump sum, less applicable withholdings, in the calendar year following the last year of the five-year grant cycle. For example, the LTIP awards granted to our NEOs in June of 2016 matured on December 31, 2020 and were paid in March 2021 (including interest from the maturity date through the payment date).

The value of the remaining outstanding LTIP awards will continue to be based primarily upon growth in Eastern’s capital or adjusted retained earnings, as applicable, and will not be tied to the value of our common stock. In calculating the growth in capital and adjusted retained earnings for periods after the IPO for purposes of LTIP target amounts, our Board of Directors excludes the proceeds from the IPO, as well as a theoretical return on the reinvestment of such proceeds partially offset by any direct and indirect costs of the offering, including incremental expenses required by the Conversion in connection with the IPO. After the five-year grant cycle for an LTIP award ends and the final appreciation is determined based on the cumulative growth in Eastern’s capital or adjusted retained earnings, as applicable, the Board of Directors may apply a modifier in its discretion based on the Company's performance. The modifier can increase or decrease the value of the LTIP awards by up to 20%, as applied to the cumulative appreciation, to determine the final value of the LTIP awards then due to be paid. The two factors used by the Board of Directors to determine the application of the modifier are the Company’s performance during the prior five-year period relative to the group of peer banks and the Board of Directors’ assessment of management’s performance during the prior five-year period, using an assessment framework similar to the six-factor Uniform Financial Institutions Rating System commonly referred to as CAMELS ratings.

In March 2021, Messrs. Rivers, Miller and Fitzgerald received payments of $1,409,340, $704,670 and $704,670 respectively, for LTIP awards made in 2016 and that matured on December 31, 2020. These amounts include interest paid thereon from the maturation through the payment date. These payments reflect the Board of Directors' application of a +20% modifier recommended by the Compensation Committee based on both very strong Company performance as compared to peer banks over the past five years and strong FDIC Improvement Act Safety & Soundness Exam ratings over the same period. The table below shows for Messrs. Rivers, Miller and Fitzgerald the amounts that we paid for LTIP awards that were granted in 2016 and matured on December 31, 2020 (paid in March 2021 and including interest), as well as the estimated values as of December 31, 2020 of LTIP awards granted in 2017 through 2019. The value of LTIP awards granted in 2017 through 2019 will change, as described above, based primarily on the cumulative growth in our capital or adjusted retained earnings, as applicable. The LTIP was “frozen” in 2020, such that no awards were made after 2019, although payments for past LTIP awards will be provided in accordance with their terms. Outstanding LTIP awards are subject to three-year vesting with accelerated vesting for participants who satisfy retirement eligibility. Mr. Rivers and Mr. Fitzgerald are fully vested in all of their LTIP awards.

Long-Term Incentive Plan Payments (Grant Year / Payment Year)
	Estimated Values as of December 31, 2020
	Granted 2016 Payable in 2021(1)	Granted 2017 Payable in 2022 (2)	Granted 2018 Payable in 2023 (2)	Granted 2019 Payable 2024 (2)	Total
Robert F. Rivers	$1,409,340	$1,482,000	$1,090,720	$430,800	$4,412,860
Quincy L. Miller	$704,670	$494,000	$401,000	$143,600	$1,743,270
James B. Fitzgerald	$704,670	$494,000	$401,000	$143,600	$1,743,270

(1)These amounts include interest paid thereon from the date of maturation through the date of payment.
(2)Values for LTIP awards payable in 2022-2024 are estimated as of December 31, 2020 and subject to change under the terms of the LTIP.

Other Programs

Benefit Plans

401(k) Plan. Our 401(k) Plan allows executives and other plan participants to make elective deferrals of their compensation to the 401(k) Plan up to limits of the Internal Revenue Service ("IRS") and in 2020 the Company made a safe harbor contribution to eligible participants’ accounts equal to 3% of the participant’s plan compensation earned during the plan year subject to IRS limits.

Employee Stock Ownership Plan. In connection with the Company's IPO, Eastern Bank adopted the ESOP, an employee stock ownership plan, for eligible employees. At the time of the offering, the ESOP trustee purchased 14,940,652 shares of the Company’s common stock funded with a loan from the Company. The loan will be repaid principally through Eastern Bank’s contribution to the ESOP and dividends, if any, payable on common stock held by the ESOP over the term of the loan. The ESOP’s independent trustee holds the shares purchased by the ESOP in an unallocated suspense account, and releases shares on a pro-rata basis as the loan is repaid. Released shares are allocated among participants on the basis of each participant’s proportional share of compensation relative to the compensation of all participants. In December 2020, a portion of the loan was repaid, and in March 2021, the ESOP trustee allocated shares to eligible participants for the first time. The allocation was made in respect of the post-IPO portion of 2020. Mr. Rivers, Miller and Fitzgerald each received allocations of 104 shares (fractional shares have been rounded down). The Company expects that allocations will be made annually to eligible participants in accordance with the terms of the ESOP.

Defined Benefit Pension Plan. Eastern Bank provides pension benefits to its employees, including our NEOs, through membership in the Savings Bank Employees’ Retirement Association (“SBERA”). The plan is a noncontributory, defined benefit plan. Our annual contribution to the defined benefit plan is based upon standards established by the Pension Protection Act. Effective November 1, 2020, the defined benefit pension plan converted from a “traditional pension plan” with a benefit formula based on age, service and salary, to a “cash balance” defined benefit plan. This conversion is expected to result in cost savings for the Company.

Supplemental Executive Retirement Plan. Eastern maintains a SERP, in which Messrs. Rivers, Miller and Fitzgerald currently participate. Under the SERP, each executive becomes entitled to receive a benefit following his or her separation from service. During the executive’s service with the Company, his account is credited monthly by Eastern Bank at 20% of his salary and annually at 20% of his short-term incentive. A participating executive officer is entitled to a payout of his SERP account balance as a lump sum or in annual installments, as determined in accordance with the terms of the plan. Each executive’s SERP benefit vests over a 10-year period commencing at 50% after five years of service and 10% each year thereafter. However, a participant will be fully vested if retirement eligible or upon death or disability. Messrs. Rivers and Fitzgerald are fully vested due to being retirement eligible.

As described above under "Future Executive Compensation Program Decisions — Amendment to SERP", the Compensation Committee approved the SERP Amendment in July 2021. The SERP Amendment provides that the SERP shall freeze, effective as of December 31, 2021 (the "Plan Freeze Date"). Following adoption of the SERP Amendment, the monthly percentage contributed by the Company on an executive’s salary and short-term incentive compensation earned after the Plan Freeze Date shall be zero, except with respect to compensation that is attributed to an executive’s service in 2021 that is paid on or before March 15, 2022 (“Residual Bonus Compensation”). The monthly percentage contribution on the Residual Bonus Compensation shall be the same as the percentage contribution credited to participants’ accounts prior to adoption of the SERP Amendment. Under the terms of the SERP Amendment, participants’ accounts shall continue to be administered in accordance with the SERP plan documents until their respective separations from service. The Compensation Committee believes its approval of the SERP Amendment is consistent with its decision to focus on long-term compensation programs that are more aligned with shareholder value creation.

Benefit Equalization Plan. Eastern Bank maintains a non-qualified benefit equalization plan (“BEP”) to provide a pension supplement to restore pension benefits for employees who are not eligible for the SERP and whose compensation exceeds the annual statutory compensation maximum that can be considered under the defined benefit plan, and/or exceeds the annual permitted pension benefit amount under the Internal Revenue Code. The benefit formula is the same as provided in the defined benefit pension plan, with an offset for benefits provided by that plan. Benefits generally are paid in a lump sum in the January following retirement or death. In connection with the conversion of the defined benefit pension plan to a cash balance plan, the BEP was also amended to a cash balance format on November 1, 2020. None of the NEOs participated in the BEP in 2020, as SERP participants are not eligible to participate in the BEP.

409A Deferred Compensation Plan. Eastern Bank maintains a 409A Deferred Compensation Plan (“409A Plan”) that allows directors and selected executives of Eastern Bank to defer compensation under a non-qualified deferred compensation plan. As of December 31, 2020, none of the NEOs participated in the 409A Plan. Amounts deferred are fully vested. Although employer contributions are permitted, none have been made to date.

Executive Perquisites

Executive perquisites are not a core component of our executive compensation program. We do offer, however, our NEOs allowances for automobiles and parking. Prior to 2021, the Company offered a gas perquisite to NEOs, but determined to retire such perquisite in 2021. Our NEOs are entitled to reimbursement for costs associated with membership in a country club, but all of our NEOs declined to accept these club fees in 2020.

Compensation Practices, Policies and Guidelines

Clawback Policy

The Compensation Committee believes that it is a compensation governance best practice and a reinforcement of the Company’s compensation philosophy to have in place a Clawback Policy, which calls for the recovery of incentive-based compensation awards (whether cash or equity) to the NEOs, other executive officers and other covered employees if the relevant performance measure upon which the award is based is restated in a manner that would reduce the size of an award. The Clawback Policy empowers the Compensation Committee to recover such excess compensation received during the three completed fiscal years preceding the date on which the Board of Directors determines an accounting restatement is required to be filed with the SEC to correct a material non-compliance with any financial reporting requirements under applicable securities laws.

Stock Ownership Guidelines

The Company’s Board of Directors believes that the Company’s most senior executives (including its NEOs) should hold meaningful equity ownership positions in the Company, in part to align the NEOs’ interests with those of the Company’s shareholders. Accordingly, in September 2021, the Board of Directors adopted the management stock ownership guidelines set forth below.

Under the management stock ownership guidelines, each NEO is required to hold shares of the Company’s stock as set forth below:

•The CEO shall hold five (5) times the value of his or her annual base salary in shares of the Company’s stock;
•The President and the Chief Financial Officer/Chief Administrative Officer shall hold three (3) times the value of his or her annual base salary in shares of the Company’s stock; and
•All other executive officers shall hold two (2) times the value of his or her base salary in shares of the Company’s stock.

To attain this ownership threshold, each NEO will have the longer of five (5) years from (i) the date of implementation of the stock ownership guidelines (September 2021), or (ii) the date that a NEO becomes a member of the Company’s management committee. There shall be a one-year holding period for 50% of a NEO’s vested shares (except in order to satisfy tax withholding obligations or to satisfy payment of an option exercise price) until the NEO has met, and continues to meet, his or her applicable minimum holding requirement.

Holdings that satisfy a NEO’s stock ownership requirement include all outstanding shares held, shares held through a 401(k), savings and profit sharing plans, and, to the extent the 2021 Equity Plan receives shareholder approval, all unvested time-based RSUs awarded to a NEO. Assuming shareholder approval of the 2021 Equity Plan, unvested awards of performance stock units, stock options, warrants or other rights not listed above exercisable for or convertible into shares of common stock will not count towards satisfying the ownership requirement unless and until shares under such awards are actually issued to a NEO.

Compliance with stock ownership guidelines will be evaluated annually and for the first time as of January 1, 2022. A NEO is not required to purchase additional shares to satisfy the applicable ownership requirement in the event of a decline in the Company’s stock price, but the NEO is generally prohibited from selling or transferring shares until the minimum ownership requirement has been achieved, except as otherwise determined by the Compensation Committee.

Anti-Hedging and Anti-Pledging Policy

The Company has an Insider Trading Policy that, among other things, prohibits all of our employees (including officers) and directors from engaging in hedging or other speculative transactions relating to shares of the Company’s stock. Prohibited transactions include short sales, derivative securities (such as put and call options, or other similar instruments) and other hedging transactions (such as equity swaps, prepaid variable forwards, or similar instruments), or any transactions that have or are designed to have the effect of hedging or offsetting any decrease in the market value of the Company’s securities. In addition, Section 16 officers and directors are generally prohibited from holding the Company’s securities in a margin account or otherwise pledging the Company’s securities as collateral for a loan.

No Tax Gross Ups

Our Compensation Committee has determined that no tax gross-ups for purposes of excess parachute payments under Section 280G ("Section 280G") of the Internal Revenue Code of 1986, as amended ("Code") shall be provided to our executives as part of our executive compensation program. The dollar amount of the severance payment due under our CiC Agreements (as defined and further described below) will not be reduced in order to avoid an excess parachute payment under Section 280G, except in circumstances in which the application of the excise tax under Section 4999 of the Code (“Section 4999”) on the full amount of severance and other compensation deemed to be an excess parachute payment under Section 280G would leave the executive with a lower net after-tax amount than having the severance and other compensation reduced to the extent necessary so the excise tax would not apply. In circumstances in which the amount of severance and other compensation deemed to be a parachute payment under Section 280G is not reduced, the executive would owe the excise tax under Section 4999 and would not be entitled to a gross-up or reimbursement of that excise tax payment under his or her CiC Agreement.

Double-Trigger Change in Control Agreements

In connection with the IPO in 2020, the Company entered into change in control agreements (“CiC Agreements”) with the NEOs and its most senior executive officers. With certain exceptions noted below, the CiC Agreements are substantially similar to each other, and provide that if, during a potential change in control period or within 18 months after the consummation of a change in control, the executive’s employment is involuntarily terminated for reasons other than for “cause,” disability or death, or the executive voluntary resigns for “good reason,” the executive would be entitled to a lump sum severance payment equal to a multiple of (a) his or her base salary, plus (b) the greater of the executive’s annual bonus for the year in which the termination occurred and the average of the executive’s bonuses for the three (3) years immediately preceding the year in which the termination occurred. For Messrs. Rivers and Miller, the applicable multiplier is 300%; for each of the other executives including Mr. Fitzgerald, the multiplier is 200%. As noted above, any payment required under the CiC Agreements will be reduced to the extent necessary to avoid penalties under Section 280G, but only if such reduction would result in a higher after-tax amount to the executive. In exchange for the lump sum severance payments and other benefits, the CiC Agreements provide for certain post-employment obligations with respect to the executive’s ability to compete with the Company and solicit our employees or customers.

Severance Agreements

The provision of reasonable severance benefits can be important in recruiting and retaining key executives. Thus, the Company has in place separate agreements with two NEOs, Messrs. Rivers and Miller, governing certain terms of their employment with and separation from the Company in circumstances not involving a change in control of Eastern. Under the terms of those agreements, in the event an executive is terminated for cause, the executive will receive all earned but unpaid salary, all accrued but unused vacation pay, vested and accrued bonuses or other incentive compensation, and reimbursements for any reasonable, necessary and properly documented expenses. In the event of termination without cause, in addition to the payments outlined above, the Company will pay to the executive within 60 days of his termination a lump sum payment equal to 200% of his annual base compensation plus a prorated share of the annual incentive payment to which the executive would have been eligible under the MIP (described above) during the calendar year in which the termination date falls. The executive will also receive full vesting of benefits in existing grants under Eastern Bank’s LTIP. If Mr. Rivers elects COBRA coverage, Mr. Rivers will also receive 24 months of continued participation in Eastern group health and dental insurance plans, with Eastern Bank paying or reimbursing Mr. Rivers for the cost of such premiums, and Mr. Miller will receive a lump sum payment equivalent to 24x the amount of Eastern’s standard monthly contributions to Mr. Miller’s Eastern Bank group health and dental insurance premiums. The agreements provide for certain restrictive covenant obligations, which include each of Messrs. Rivers and Miller agreeing not to solicit customers and employees of Eastern Bank during their employment with Eastern Bank and continuing for a period ending 24 months following their termination of employment. In addition, Mr. Miller’s agreement also specifies that while he is employed, he will receive an annual base salary of not less than $450,000 (subject to adjustment), discretionary incentive and/or bonus compensation, and participation on generally applicable terms and conditions in other compensation and fringe benefit plans, an automobile allowance of $700 each month, and reimbursement of country club membership fees, if sought. Mr. Rivers’ agreement does not address compensation or benefits during employment.

Risk Assessments of Incentive Compensation Plans

The Company conducts a continuous review of compensation programs from design to actual results. This helps ensure that employees are not driven to take excessive risk that could have a significant negative impact on the Company’s annual results or future safety and soundness of the institution. The Company’s compensation philosophy is “risk-reflective,” meaning the pay structure and programs are created to appropriately reward the returns from acceptable risk-taking through optimal pay mix, performance metrics, calibration and timing. Employees eligible for incentives or commissions for new business are not permitted to make credit, investment, or consumer pricing decisions independently. The Company has no “highly-leveraged” incentive plans. Plan sponsors, who are those executives in charge of business lines in which incentive plans exist, are not eligible for awards under the plans they sponsor. All incentive and commission plans are tied to performance metrics related to revenue and/or profitability and all incentive plans have a trigger, where payments are not made if certain profitability hurdles are not met by the Company. Finally, all incentive plans undergo an annual incentive plan risk assessment lead by leaders from the Internal Audit, Enterprise Risk Management, Legal and Human Resources Departments, with the results reported to the Compensation Committee.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors has reviewed and discussed the preceding Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee of the Board of Directors,

Peter K. Markell (Chair)
Deborah L. Jackson
Richard C. Bane
Paul M. Connolly
Joseph T. Chung
Luis A. Borgen
Paul D. Spiess

Compensation Committee Interlocks and Insider Participation

During 2020, none of our officers, former officers or employees served on our Compensation Committee. None of our executive officers serves or has served as a member of the board of directors, compensation committee, or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

EXECUTIVE COMPENSATION

2020 Summary Compensation Table

The table below sets forth the total compensation paid to, or earned by our three NEOs for the years ended December 31, 2020 and 2019 in accordance with applicable SEC rules.

Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary (1)	Bonus (2)	Non-Equity Incentive Plan Compensation ($)(3)(4)	All Other Compensation ($)(5)	Total ($)(6)

Robert F. Rivers	2020	$987,500	$—	$2,046,340	$439,097	$3,472,937
Chief Executive Officer and Chair of the Board of Directors	2019	$929,167	$—	$1,945,261	$408,459	$3,282,887
Quincy L. Miller	2020	$570,833	$110,000	$943,670	$219,081	$1,843,584
President & Vice Chair	2019	$545,833	$—	$412,000	$212,635	$1,170,468
James B. Fitzgerald	2020	$570,833	$220,000	$943,670	$220,885	$1,955,388
Chief Financial Officer, Chief Administrative Officer and Treasurer	2019	$545,833	$—	$798,783	$214,402	$1,559,018

(1)Represents base salary earned in 2020 and 2019, as applicable.
(2)Represents a one-time discretionary cash bonus. For Mr. Miller, the bonus recognized the leadership role he played in the Company’s response to the PPP. For Mr. Fitzgerald, the bonus recognized his considerable role in the successful execution of the Company’s IPO.
(3)Represents awards earned under the Company’s MIP during 2020 and 2019, respectively and the amounts payable under the LTIP awards that matured on December 31, 2020 and December 31, 2019, respectively. For Messrs. Rivers, Miller and Fitzgerald, amounts earned under the MIP in 2020 were $637,000, $239,000 and $239,000, respectively, and in 2019, were $1,075,000, $412,000 and $412,000, respectively. Awards under the MIP are based on performance components outlined in the plan, which components are subject to modification at the discretion of the Chief Executive Officer during the plan year. For Messrs. Rivers, Miller and Fitzgerald, the amounts payable under the LTIP awards that were granted in 2016 and matured on December 31, 2020 were $1,409,340, $704,670 and $704,670, respectively. For Messrs. Rivers and Fitzgerald, the amounts payable under the LTIP awards that were granted in 2015 and matured on December 31, 2019 were $870,261 and $386,783, respectively. None of Mr. Miller’s LTIP awards matured on December 31, 2019. See the subsection titled “—Long-Term Incentive Plan” below for additional information regarding the estimated value as of December 31, 2020 of LTIP awards to Messrs. Rivers, Miller and Fitzgerald that will mature in 2021, 2022, and 2023, and are payable in 2022, 2023 and 2024, respectively.
(4)The amounts payable under LTIP awards that matured in 2020 and 2019 include interest paid thereon from December 31 of the year in which they matured through the dates of payment in March 2021 and July 2020, respectively. For awards that matured in 2020, the interest amounts were $540 for Mr. Rivers, $270 for Mr. Miller and $270 for Mr. Fitzgerald. For awards that matured in 2019, the interest amounts were $4,461 for Mr. Rivers and $1,982 for Mr. Fitzgerald.
(5)All Other Compensation in the table above includes the amounts for 2020 and 2019, as applicable, set forth in the following table

All Other Compensation
Named Executive Officer	Fiscal Year	Perquisites (a)	401(k) Plan Defined Contribution Plan (b)	Employer SERP Contributions (c)	Employer Allocations to ESOP (d)	Total

Robert F. Rivers	2020	$16,350	$8,550	$412,500	$1,697	$439,097
	2019	$16,226	$8,400	$383,833	$—	$408,459
Quincy L. Miller	2020	$12,267	$8,550	$196,567	$1,697	$219,081
	2019	$11,068	$8,400	$193,167	$—	$212,635
James B. Fitzgerald	2020	$14,071	$8,550	$196,567	$1,697	$220,885
	2019	$12,835	$8,400	$193,167	$—	$214,402
(a)Amount includes automobile and parking and gas allowances and taxable imputed incomes.
(b)Represents employer contributions under our 401(k) Plan made on behalf of the NEO.
(c)Represents deemed employer SERP contributions made during 2020 and 2019.
(d)Represents the value of an allocation of 104 shares of Company common stock pursuant to the terms of the Company’s ESOP in connection with the NEO’s service in 2020, multiplied by $16.31, the closing price of Company common stock on December 31, 2020. The allocation for 2020 reflects a shortened period post-IPO.

(6) Our NEOs' total compensation in the Summary Compensation Table does not include earnings on the SERP, our nonqualified defined contribution plan, because our NEOs do not receive any preferential or above-market earnings under such plan. Under the terms of the SERP, the increase in the value of the benefit provided in our SERP increases (or decreases) based upon changes in one or more generally available investment benchmarks or strategies chosen by the respective participant. Earnings on the SERP for the fiscal year ended December 31, 2020 were $1,351,220 for Mr. Rivers, $222,539 for Mr. Miller and $682,719 for Mr. Fitzgerald. Earnings on the SERP for the fiscal year ended December 31, 2019 were $1,206,105 for Mr. Rivers, $148,375 for Mr. Miller and $417,049 for Mr. Fitzgerald.

Pension Benefits

The amounts reported in the table below equal the present value of the accumulated pension benefit at the end of fiscal 2020 for each of our NEOs.

Pension Benefits
Named Executive Officer	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit as of 12/31/2020	Payments during last fiscal year
Robert F. Rivers	Total		$7,927,615	-
	Defined Benefit Plan	14.9	$718,707	-
	SERP	14.9	$7,208,908	-
Quincy L. Miller	Total		$1,336,942	-
	Defined Benefit Plan	4.8	$164,366	-
	SERP	4.8	$1,172,576	-
James B. Fitzgerald	Total		$3,241,331	-
	Defined Benefit Plan	8.7	$491,085	-
	SERP	8.7	$2,750,246	-

DIRECTOR COMPENSATION

For the year ended December 31, 2020, each of our directors (other than the Chair of the Board) received an annual fee of $55,000 as a Board of Directors retainer and annual fees ranging from $5,000 to $6,250 in committee meeting fees. The Audit, Compensation, Nominating and Governance and Risk Management committees are joint committees of the Board of Directors and the Board of Directors of Eastern Bank ("Bank Board"). Directors also receive fees for their service on committees of the Bank Board, including its trust committee, innovation committee, and the Eastern Bank Charitable Foundation committee, which operates as the board of trustees of such foundation. Chairs of certain committees also received additional committee chair retainers. In addition, directors received per meeting fees for attending meetings of Eastern Bank's board of advisors, board of ambassadors, annual meeting, and investment advisory committee. In 2020, the Board of Directors and various committees met more frequently than they had in past years, due to the Company’s IPO and the impact of the COVID-19 global pandemic, which resulted in additional meeting fees than paid in prior years. Directors who are also employees are not compensated or their service as directors.

Set forth below is a summary of the compensation received by each of our non-employee directors for the year ended December 31, 2020.

Name	Fees Earned ($)(1)	All Other Compensation ($) (2)	Total ($)(3)
Richard C. Bane	$129,600	$55,000	$184,600
Luis Borgen	$102,100	$55,000	$157,100
Joseph T. Chung	$113,350	$55,000	$168,350
Paul M. Connolly	$123,600	$55,000	$178,600
Bari A. Harlam	$89,600	$55,000	$144,600
Diane S. Hessan	$97,100	$55,000	$152,100
Richard E. Holbrook (4)	$103,600	$—	$103,600
Deborah C. Jackson	$138,350	$55,000	$193,350
Peter K. Markell	$127,600	$55,000	$182,600
Greg A. Shell	$98,350	$55,000	$153,350
Paul D. Spiess	$117,100	$55,000	$172,100
(1)Represents total fees earned in 2020, including fees deferred pursuant to the 409A Deferred Compensation Plan.
(2)Represents 2020 accruals under the Outside Directors’ Retainer Continuance Plan. As a former executive of Eastern Bank Corporation, Mr. Holbrook is not eligible to participate in this plan.
(3)Our directors' total compensation in this table does not include earnings on the 409A Plan, a nonqualified defined contribution plan in which Messrs. Bane and Connolly and Ms. Harlam participate, because the participants do not receive any preferential or above-market earnings under such plan. Under the terms of the 409A Plan, the increase in the value of the benefit provided in the 409A Plan increases (or decreases) based upon changes in one or more generally available investment benchmarks or strategies chosen by the respective participant. Earnings on the 409A Plan for the fiscal year ended December 31, 2020 were $447,339 for Mr. Bane, $59,764 for Mr. Connolly and $76,634 for Ms. Harlam.
(4)In addition to his fees earned as a director in 2020, Mr. Holbrook also received $2,067,033 related to a 2016 grant under the LTIP which matured in 2020, and a $200,000 retirement-related payment in 2020 in connection with his previous tenure as chief executive officer of Eastern Bank. Mr. Holbrook's LTIP amount includes $793 in interest paid thereon from the date of maturation (December 31, 2020) through the date of payment. Mr. Holbrook retired as chair and chief executive officer of Eastern Bank in 2016.

Outside Directors’ Retainer Continuance Plan. In addition to the fees outlined above, directors who have never been employees of Eastern Bank or an acquired company (“Outside Directors”) are eligible for an annual benefit after retirement or other separation from service (the “Outside Directors’ Retainer Continuance Plan” or “ODRC”). An amount equal to one year’s annual retainer is accrued for each Outside Director on an annual basis. At the time of payout, Outside Directors receive annual payments equal to the sum of all annual retainers paid to the Outside Director (disregarding meeting fees and other payments) divided by the number of years in the benefit period. The “benefit period” is the lesser of ten or the total years of service as an Outside Director. Beneficiaries of a deceased Outside Director receive the benefits to which the Outside Director was entitled and in the event that the deceased Outside Director had not yet started receiving payments under the plan, starting no earlier than the year in which the Outside Director would have attained the age of 50. In 2020, the Board of Directors voted to amend the ODRC to “freeze” it as of December 31, 2020, so that no further accruals will be made to the ODRC after that date. In addition, the Board of Directors amended the ODRC to allow directors with less than five years of service to become immediately eligible and credited with service and retainers since their start date as a director.

Director Stock Ownership Guidelines. The Company’s Board of Directors believes that the Company’s directors, including the CEO, should hold meaningful equity ownership positions in the Company, in part to align directors’ interests with those of the Company’s shareholders. Accordingly, the Board of Directors has adopted the stock ownership guidelines set forth below, and further revised such guidelines in September 2021. Each director is expected to achieve the applicable stock ownership threshold within five (5) years of either the date of initial implementation of these stock ownership guidelines (June 2020) or the date the director is first elected to the Board of Directors, whichever is later:

•Non-employee directors shall hold five times the value of their cash retainers in shares of the Company’s stock;
•The CEO shall hold five times the value of his or her annual base salary in shares of the Company’s stock; and
•Any director who serves as an executive officer, other than the CEO, will be required to hold multiples of the value of his or her base salary in shares of the Company’s stock, depending on the position (and as set forth in the management stock ownership guidelines) and as established by the Compensation Committee.

There is a one year holding period for 50% of a Director’s vested shares until the applicable minimum holding requirement described above has been met. Holdings that satisfy a Director’s stock ownership requirements include all outstanding shares held, and, to the extent the 2021 Equity Plan receives shareholder approval, all restricted stock awarded to a Director. Assuming shareholder approval of the 2021 Equity Plan, unvested awards of performance stock units, stock options, warrants or other rights not listed above exercisable for or convertible into shares of common stock will not count towards satisfying the ownership requirement unless and until shares under such awards are actually issued to a Director.

Compliance with stock ownership guidelines is evaluated annually. A Director is not required to purchase additional shares to satisfy the ownership requirement in the event of a decline in the Company’s stock price, but the Director is generally prohibited from selling or transferring shares until the minimum ownership requirement has been achieved, except as otherwise determined by the Compensation Committee.

OTHER ACTION

We are not aware at this time of any other matters that will be presented for action at the Special Meeting. Should any such matters be presented, the proxies grant power to the proxy holders to vote shares represented by the proxies in the discretion of the proxy holders.

SHAREHOLDER PROPOSALS

Shareholder proposals intended to be included in the proxy statement and form of proxy relating to our 2022 annual meeting of shareholders and to be presented at that meeting must be received by us for inclusion in the proxy statement and form of proxy no later than December 2, 2021. In addition, our Bylaws contain an advance notice provision that requires shareholders who desire to bring proposals before an annual meeting (which proposals are not to be included in our proxy statement and are submitted outside the processes of Rule 14a-8 of the Exchange Act) to comply with the advance notice provision. The advance notice provision requires that shareholders give timely written notice of their proposal to our Corporate Secretary. To be timely, notices must be delivered to our Corporate Secretary at our principal executive office not less than 90 nor more than 120 days before the first anniversary of the prior year’s annual meeting of shareholders. Accordingly, a shareholder who intends to present a proposal at the 2022 annual meeting of shareholders must provide written notice of the proposal to our Corporate Secretary after January 17, 2022 and before February 16, 2022. Proposals received at any other time will not be voted on at the meeting. Shareholders who wish to nominate director candidates for the shareholders to consider must include in the notice the additional information specified in our Bylaws including, among other things, the candidate’s name, biographical data and qualifications. If a shareholder makes a timely notification, the proxies that we solicit for the meeting may still exercise discretionary voting authority on the proposal, consistent with the proxy rules of the SEC.

SOLICITATION STATEMENT

The Board of Directors of Eastern Bankshares, Inc. is soliciting proxies and the Company pays for distributing and soliciting proxies. Copies of proxy materials will be supplied to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners, and we will reimburse such record holders for their reasonable fees and expenses in forwarding proxy materials to shareholders. The Company has retained Innisfree M&A Incorporated, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of $25,000, plus reimbursement of expenses and processing fees and charges. The Company will bear the entire cost of the proxy solicitor. The proxy solicitor will solicit proxies through mail, telephone, the Internet or other means.

Shareholders who elect to vote through the Internet or by telephone may incur costs such as telecommunication and Internet access charges for which the shareholder is solely responsible. The telephone and Internet voting facilities for shareholders of record will close at 11:59 p.m. Eastern Time on Sunday, November 28, 2021. The Internet voting facility will be re-opened during the Special Meeting for shareholders of record that have registered for, chosen to participate in, and plan to vote their shares virtually.

Boston, Massachusetts
October __, 2021

FORWARD-LOOKING STATEMENTS

When we use the terms "we", "us", "our," and the "Company," we mean Eastern Bankshares, Inc., a Massachusetts corporation, and its consolidated subsidiaries, taken as a whole, unless the context otherwise indicates.

Certain statements contained in this Proxy Statement that are not historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements, which are based on certain current assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions.

Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. Our actual results could differ materially from those projected in the forward-looking statements as a result of, among others, factors:

•the negative impacts and disruptions of the COVID-19 pandemic and measures taken to contain its spread on our employees, customers, business operations, credit quality, financial position, liquidity and results of operations;
•the length and extent of the economic contraction as a result of the COVID-19 pandemic; continued deterioration in employment levels and other general business and economic conditions on a national basis and in the local markets in which we operate;
•changes in customer behavior;
•the possibility that future credit losses, loan defaults and charge-off rates are higher than expected due to changes in economic assumptions or adverse economic developments;
•turbulence in the capital and debt markets;
•changes in the rate of inflation of prices and goods and services in our market and nationally, and changes in expectations regarding future interest rates;
•changes in interest rates;
•decreases in the value of securities and other assets;
•decreases in deposit levels necessitating increased borrowing to fund loans and investments; competitive pressures from other financial institutions;
•operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters and future pandemics;
•changes in regulation;
•reputational risks relating to our participation in the Paycheck Protection Program and other pandemic-related legislative and regulatory initiatives and programs;
•changes in accounting standards and practices;
•the risk that goodwill and intangibles recorded in our financial statements will become impaired;
•risks related to the implementation of acquisitions, dispositions, and restructurings, including the risk that acquisitions may not produce results at levels or within time frames originally anticipated;
•the risk that we may not be successful in the implementation of our business strategy;
•changes in assumptions used in making such forward-looking statements;
•and other risks and uncertainties detailed in Part I, Item 1A "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2020, as may be updated by Part II, Item 1A "Risk Factors" in our Quarterly Reports on Form 10-Q, as may be filed with the SEC from time to time.

Forward-looking statements speak only as of the date on which they are made. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

ANNEX A
Non-GAAP Financial Measures

	For the Year Ended December 31,
	2020	2019
	(Dollars in thousands)
Net income (GAAP)	$22,738	$135,098
Non-GAAP adjustments:
Noninterest income components:
Income losses from investments held in rabbi trusts	(10,337)	(9,866)
Gains on sales of securities available for sale, net	(288)	(2,016)
Gains on sale of other assets	20	15
Noninterest expense components:
Rabbi trust employee benefit expenses	4,789	4,604
Impairment charge on tax credit investments	10,779	—
Indirect IPO costs (1)	1,199	—
Gain on sale of other real estate owned	(606)	—
Merger and acquisition expenses	90	—
Stock donation to the Foundation	91,287	—
Total impact of non-GAAP adjustments	96,933	(7,263)
Less net tax benefit associated with non-GAAP adjustment (2)	17,537	1,861
Non-GAAP adjustments, net of tax	$79,396	$(5,402)
Operating net income (non-GAAP)	$102,134	$129,696

(1)Reflects costs associated with our IPO that are indirectly related to the offering and therefore were not recorded as a reduction of capital.
(2)The net tax (expense) benefit associated with these items is determined by assessing whether each item is included or excluded from net taxable income and applying our combined statutory tax rate only to those items included in net taxable income.

Operating net income, which we also refer to as net operating earnings, is a non-GAAP financial measure. Non-GAAP financial measures are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, this non-GAAP financial measure has limitations associated with its use as compared to the most directly comparable GAAP measure, in that it may be different from, and therefore not comparable to, similar measures used by other companies and to the performance of our competitors. Such measure is also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

We believe that this non-GAAP financial measure, when taken together with the corresponding GAAP financial measure, provides meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measure helps investors to gain an understanding of our underlying operations and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts. Such measure is also used by us in our financial and operating decision-making and for compensation purposes.
Annex A

Appendix A

EASTERN BANKSHARES, INC.

2021 EQUITY INCENTIVE PLAN

ARTICLE 1 — GENERAL

Section 1.1. Purpose, Effective Date and Term. The purpose of the Eastern Bankshares, Inc. 2021 Equity Incentive Plan (the “Plan”) is to promote the long-term financial success of Eastern Bankshares, Inc. (the “Company”), and its Subsidiaries, including Eastern Bank (the “Bank”), by providing a means to attract, retain and reward individuals who contribute to that success and to further align their interests with those of the Company’s shareholders through the ownership of additional shares of common stock of the Company and/or through compensation tied to the value of the Company’s common stock. The “Effective Date” of the Plan shall be the date on which the Plan satisfies the applicable shareholder approval requirements. The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted under the Plan after the day immediately before the ten-year anniversary date of the Effective Date.

Section 1.2. Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors (the “Committee”) in accordance with Section 5.1.

Section 1.3. Participation. Each individual who is granted or holds an Award in accordance with the terms of the Plan shall be a Participant in the Plan (a “Participant”). The grant of Awards shall be limited to Employees, Directors and Service Providers of the Company or any Subsidiary.

Section 1.4. Definitions. Capitalized terms used in this Plan are defined in Article 8 and elsewhere in this Plan.

ARTICLE 2 — AWARDS

Section 2.1. General. Any Award under the Plan may be granted singularly or in combination with another Award or other Awards. Each Award under the Plan shall be subject to the terms and conditions of the Plan and any additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to the Award and as evidenced in an Award Agreement. In the event of a conflict between the terms of an Award Agreement and the Plan, the terms of the Plan will control. Subject to the provisions of Section 2.2(d), an Award may be granted as an alternative to or replacement of an existing Award under the Plan or any other plan of the Company or any Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or any Subsidiary, including without limitation the plan of any entity acquired by the Company or any Subsidiary. The types of Awards that may be granted under the Plan include Stock Options, Restricted Stock and Restricted Stock Units, and any Award may be granted as a Performance Award.

Section 2.2. Stock Options. A Stock Option is a grant that represents the right to purchase shares of Stock at an established Exercise Price.

(a)    Grant of Stock Options. Each Stock Option shall be evidenced by an Award Agreement that specifies: (i) the number of shares of Stock covered by the Stock Option; (ii) the date of grant of the Stock Option and the Exercise Price; (iii) the vesting period or conditions to vesting or exercisability (whether time- and/or performance-based); and (iv) any other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service, as the Committee may, in its discretion, prescribe. Any Stock Option may be either an Incentive Stock Option that is intended to satisfy the requirements applicable to an “Incentive Stock Option” (or “ISO”) described in Code Section 422(b), or a Non-Qualified Option that is not intended to be an ISO; provided, however, that no ISOs may be granted: (i) after the day immediately prior to the ten-year anniversary of the Effective Date or the date on which the Plan is approved by the Board of Directors, whichever is earlier; or (ii) to a non-Employee. Unless otherwise specifically provided by its terms, any Stock Option granted to an Employee under this Plan shall be an ISO to the maximum extent permitted. Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option. In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify it from ISO treatment, so that it becomes a Non-Qualified Option; provided, however, that any such modification shall be ineffective if it causes the Option to be subject to Code Section 409A (unless, as modified, the Option complies with Code Section 409A). The maximum number of Shares that can be issued as ISOs under the Plan is set forth in Section 3.2 hereof.

(b)    Other Terms and Conditions. A Stock Option shall be exercisable in accordance with its terms and conditions and during the periods established by the Committee. In no event, however, shall a Stock Option expire later than ten
Appendix - 1

(10) years after the date of its grant (or five (5) years with respect to ISOs granted to a 10% Shareholder). The Exercise Price of each Stock Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Shareholder; provided further, that the Exercise Price may be higher or lower in the case of Stock Options granted or exchanged in replacement of existing Awards held by an employee or director of an acquired entity. The payment of the Exercise Price shall be by cash or, subject to limitations imposed by applicable law, by any other means as the Committee may from time to time permit, including: (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the day of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from the exercise; (iii) by a net settlement of the Stock Option, using a portion of the shares of Stock obtained on exercise in payment of the Exercise Price (and if applicable, any tax withholding); (iv) by personal, certified or cashier’s check; (v) by other property deemed acceptable by the Committee; or (vi) by any combination thereof. The total number of shares of Stock that may be acquired upon the exercise of a Stock Option shall be rounded down to the nearest whole share, with cash-in-lieu paid by the Company, at its discretion, for the value of any fractional share.

(c)    Prohibition of Cash Buy-Outs of Underwater Stock Options. Under no circumstances will any Stock Option with an Exercise Price as of an applicable date that is greater than the Fair Market Value of a share of Stock as of the same date that was granted under the Plan be bought back by the Company without shareholder approval.

(d)    Prohibition Against Repricing. Except for adjustments pursuant to Section 3.4, and reductions of the Exercise Price approved by the Company’s shareholders, neither the Committee nor the Board of Directors shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Award’s in-the-money value or in exchange for Options or other Awards), replacement grants, or other means.

Section 2.3 Restricted Stock.

(a)    Grant of Restricted Stock. A Restricted Stock Award is a grant of a share or shares of Stock for no consideration or such minimum consideration as may be required by applicable law, subject to a time-based vesting schedule or the satisfaction of market conditions or performance conditions. Each Restricted Stock Award shall be evidenced by an Award Agreement that specifies (i) the number of shares of Stock covered by the Restricted Stock Award; (ii) the date of grant of the Restricted Stock Award; (iii) the vesting period (whether time- and/or performance-based); and (iv) any other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service. All Restricted Stock Awards shall be in the form of issued and outstanding shares of Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine, including electronically and/or solely on the books and records maintained by the transfer agent. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock (including that the Restricted Stock may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of the Plan and Award Agreement) and/or that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(b)    Terms and Conditions. Each Restricted Stock Award shall be subject to the following terms and conditions:

(i) Rights and Restrictions.        Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. A Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon provided, however, that dividends payable with respect to Restricted Stock Awards (whether paid in cash or shares of Stock) shall be subject to the same vesting conditions applicable to the Restricted Stock and shall, if vested, be delivered or paid at the same time as the restrictions on the Restricted Stock to which they relate lapse.

(ii) Tender Offers and Merger Elections.    Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Restricted Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. The direction for any of the shares of Restricted Stock shall be given by proxy or ballot if the Participant is the beneficial owner of the shares of Restricted
Appendix - 2

Stock for voting purposes or, if the Participant is not the beneficial owner for voting purposes, by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company, as the Committee shall designate in the direction, a written direction in the form and manner prescribed by the Committee. If no direction is given, then the shares of Restricted Stock shall not be tendered.

Section 2.4. Restricted Stock Units.

(a)    Grant of Restricted Stock Unit Awards. A Restricted Stock Unit is an Award, the value of which is denominated in shares of Stock that will be paid in Stock, including Restricted Stock, cash (measured based upon the value of a share of Stock) or a combination thereof, at the end of a specified period. A Restricted Stock Unit is subject to a vesting schedule or the satisfaction of market conditions or performance conditions. Each Restricted Stock Unit shall be evidenced by an Award Agreement that specifies: (i) the number of Restricted Stock Units covered by the Award; (ii) the date of grant of the Restricted Stock Units; (iii) the Restriction Period and the vesting period (whether time- and/or performance-based); and (iv) any other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service.

(b)     Other Terms and Conditions. Each Restricted Stock Unit Award shall be subject to the following terms and conditions:

(i)    The Committee shall impose any other conditions and/or restrictions on any Restricted Stock Unit Award as it may deem advisable, including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Stock Unit, time-based restrictions and vesting following the attainment of performance measures, restrictions under applicable laws or under the requirements of any Exchange or market upon which shares of Stock may be listed, or holding requirements or sale restrictions placed by the Company upon vesting of Restricted Stock Units.

(ii)    The conditions for grant or vesting and the other provisions of Restricted Stock Units (including without limitation any applicable performance measures) need not be the same with respect to each recipient. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest or, in the case of Restricted Stock Units subject to performance measures, after the Committee has determined that the performance goals have been satisfied.

(iii)    Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing on the date of grant of the Restricted Stock Unit for which the Participant’s continued Service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable performance measures (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(iv)    A Participant shall have no voting rights with respect to any Restricted Stock Units. No dividends shall be paid on Restricted Stock Units. In the sole discretion of the Committee, exercised at the time of grant, Dividend Equivalent Rights may be assigned to Restricted Stock Units. A Dividend Equivalent Right, if any, shall be paid at the same time as the shares of Stock or cash subject to the Restricted Stock Unit are distributed to the Participant and is otherwise subject to the same rights and restrictions as the underlying Restricted Stock Unit.
Section 2.5. Vesting of Awards. The Committee shall specify the vesting schedule or market or performance conditions of each Award at the time of grant. Notwithstanding anything to the contrary herein, at least ninety-five percent (95%) of the Awards available under the Plan shall vest no earlier than one (1) year after the date of grant, unless accelerated due to death, Disability, or an Involuntary Termination at or following a Change in Control.

Section 2.6. Deferred Compensation. Subject to approval by the Committee before an election is made, an Award of Restricted Stock Units may be deferred pursuant to a valid deferral election made by a Participant. If a deferral election is made by a Participant, the Award Agreement shall specify the terms of the deferral and shall constitute the deferral plan pursuant to the requirements of Code Section 409A. If any Award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.6 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any Award under the Plan constitutes acknowledgement and consent to the rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to
Appendix - 3

the terms of this Plan or pursuant to an Award Agreement shall not apply to an Award that is determined to constitute Deferred Compensation, if the discretionary authority would contravene Code Section 409A.

Section 2.7. Effect of Termination of Service on Awards. The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award and, in so doing, may make distinctions based upon, among other things, the reason(s) for the Termination of Service and type of Award. Unless otherwise specified by the Committee and set forth in an Award Agreement or as set forth in an employment or severance agreement entered into by and between the Company and/or a Subsidiary and the Participant, the following provisions shall apply to each Award granted under this Plan:

(a)    Upon a Participant’s Termination of Service for any reason other than due to Disability, death, Retirement or for Cause, Stock Options shall be exercisable only as to the portion of the Award that was immediately exercisable by the Participant at the date of termination, and the Stock Options may be exercised only for a period of three (3) months following termination and any Restricted Stock Award or Restricted Stock Unit that has not vested as of the date of Termination of Service shall expire and be forfeited.

(b)    In the event of a Termination of Service for Cause, all Stock Options granted to a Participant that have not been exercised (whether or not vested) and all Restricted Stock Awards and Restricted Stock Units granted to a Participant that have not vested shall expire and be forfeited.

(c)    Upon Termination of Service for reason of Disability or death, any Service-based Stock Options shall be fully exercisable, whether or not then exercisable, and all Service-based Restricted Stock Awards and Restricted Stock Units shall vest as to all shares subject to an outstanding Award, whether or not otherwise immediately vested, at the date of Termination of Service. Upon Termination of Service for reason of Disability or death, any Awards that vest based on the achievement of performance targets shall vest, pro-rata, by multiplying (i) the number of Awards that would be obtained based on achievement at target (or if actual achievement of the performance measures is greater than the target level, at the actual achievement level) as of the date of Disability or death, by (ii) a fraction, the numerator of which is the number of whole months the Participant was in Service during the performance period and the denominator of which is the number of months in the performance period. Stock Options may be exercised for a period of one (1) year following a Termination of Service due to death or Disability; provided, however, that no Stock Option shall be eligible for treatment as an ISO if the Stock Option is exercised more than one year following Termination of Service due to Disability and provided, further, in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three (3) months following Termination of Service.

(d)    In the event of Termination of Service due to Retirement, a Participant’s vested Stock Options shall be exercisable for one (1) year following Termination of Service. No Stock Option shall be eligible for treatment as an ISO if the Stock Option is exercised more than three (3) months following Termination of Service due to Retirement. Any Stock Option, Restricted Stock Award or Restricted Stock Unit that has not vested as of the date of Termination of Service shall expire and be forfeited.

(e)     Notwithstanding anything herein to the contrary, no Stock Option shall be exercisable beyond the last day of the original term of the Stock Option.

(f)    Notwithstanding the provisions of this Section 2.7, the effect of a Change in Control on the vesting/exercisability of Stock Options, Restricted Stock Awards and Restricted Stock Units is set forth in Article 4.

Section 2.8. Holding Period for Vested Awards. As a condition of receipt of an Award, the Award Agreement may require a Participant to agree to hold a vested Award or shares of Stock received upon exercise of a Stock Option for a period of time specified in the Award Agreement (“Holding Period”). In connection with the foregoing, a Participant may be required to retain direct ownership of Covered Shares until the earlier of (i) the expiration of the Holding Period following the date of vesting or (ii) such person’s termination of employment with the Company and any Subsidiary. The foregoing limitation, if applicable, shall not apply to the extent that an Award vests due to death, Disability or an Involuntary Termination at or following a Change in Control, or to the extent that (x) a Participant directs the Company to withhold or the Company elects to withhold shares of Stock with respect to the vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the amount required to be withheld or (y) a Participant exercises a Stock Option by a net settlement, and in the case of (x) and (y) herein, only to the extent of the shares are withheld for tax purposes or for purposes of the net settlement.

ARTICLE 3 — SHARES SUBJECT TO PLAN

Section 3.1. Available Shares. The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including shares purchased in the open market or in private transactions.
Appendix - 4

Section 3.2. Share Limitations.

(a)    Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to 26,146,141 shares of Stock. The maximum number of shares of Stock that may be delivered pursuant to the exercise of Stock Options (all of which may be granted as ISOs) is 18,675,815 shares of Stock, which represents 10.0% of the number of shares issued in connection with the conversion of Eastern Bank Corporation, a mutual holding company to stock form as the Company and the related stock issuance of the Company (the “Conversion”). The maximum number of shares of Stock that may be issued as Restricted Stock Awards and Restricted Stock Units is 7,470,326 shares of Stock, which represents 4.0% of the number of shares issued in connection with the Conversion. The aggregate number of shares available for grant under this Plan and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 3.4. Notwithstanding the foregoing, the Company may grant Restricted Stock or Restricted Stock Units in excess of the limit set forth above, provided, that each share of Restricted Stock and/or each Restricted Stock Unit (or any other full value Award, including any Performance Award in the form of Restricted Stock or Restricted Stock Units), that is issued under the Plan from the pool in excess of the above limit shall reduce the number of Stock Options that are available by three (3), provided, however, that if a share of Restricted Stock or a Restricted Stock Unit is forfeited from the pool under conditions that would allow it to be regranted, the number of Stock Options that could thereafter be granted will also be increased by three (3), rounded down to the nearest whole Stock Option.

(b)    Computation of Shares Available. For purposes of this Section 3.2 and in connection with the granting of a Stock Option, Restricted Stock or Restricted Stock Unit, the number of shares of Stock available for the grant shall be reduced by the number of shares previously granted, subject to the following. To the extent any shares of Stock covered by an Award (including Restricted Stock Awards and Restricted Stock Units) under the Plan are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited or canceled or because a Stock Option is not exercised, then the shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. To the extent that: (i) a Stock Option is exercised by using an actual or constructive exchange of shares of Stock to pay the Exercise Price; (ii) shares of Stock are withheld to satisfy tax withholding upon exercise or vesting of an Award granted hereunder; or (iii) shares are withheld to satisfy the Exercise Price of Stock Options in a net settlement of Stock Options, then the number of shares of Stock available shall be reduced by the gross number of Stock Options exercised or Stock returned to satisfy tax withholding, rather than by the net number of shares of Stock issued.

Section 3.3. Limitations on Grants to Employees and Directors.

(a)    Award Limitations. No individual Employee shall receive Awards representing more than twenty-five percent (25%) of the Stock available for issuance under the Plan. Non-Employee Directors (i.e., directors who are not also Employees of the Company or any Subsidiary) shall not receive, individually, Awards representing more than five percent of the Stock available for issuance under the Plan, and in the aggregate, shall not receive more than thirty percent (30%) of the Stock available for issuance as Awards under the Plan.

(b)    Initial Grant to Non-Employee Directors. Each non-Employee Director of the Board of Directors of the Company who is in the Service of the Company on the Effective Date of the Plan shall automatically be granted an Award of Restricted Stock on the day following the Effective Date, with an aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) approximately equal to, but not greater than, $1,250,000, without further action of the Committee or the Board. This grant will vest in approximately equal installments over a five-year period, subject to acceleration in the event of death, Disability or an Involuntary Termination at or following a Change in Control.

(c)     Awards Subject to Adjustment. The aggregate number of shares available for grant under this Plan and the number of shares subject to outstanding Awards, including the limit on the number of Awards available for grant under this Plan described in this Section 3.3, shall be subject to adjustment as provided in Section 3.4.

Section 3.4. Corporate Transactions.

(a)    General. In the event any recapitalization, reclassification, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, or exchange of shares of Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or increase or decrease in the number of shares of Stock without consideration, or similar corporate transaction or event, affects the shares of Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan and/or under any Award granted under the Plan, then the Committee shall, in an equitable manner, adjust any or all of: (i) the number and kind of securities deemed to be available thereafter for grants of Stock Options, Restricted Stock Awards and Restricted Stock Units in the aggregate to all Participants and individually to any one Participant; (ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding Stock Options, Restricted
Appendix - 5

Stock Awards and Restricted Stock Units; and (iii) the Exercise Price of Stock Options. In addition, the Committee is authorized to adjust the terms and conditions of, and the criteria included in, Stock Options, Restricted Stock Awards and Restricted Stock Units (including, without limitation, cancellation of any such Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of any such Awards for similar awards denominated in stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses or assets) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.
(b)    Merger in Which Company is Not Surviving Entity. In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, any Stock Options granted under the Plan which remain outstanding shall be converted into Stock Options to purchase voting common equity securities of the business entity which survives the merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding Stock Options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in the merger, consolidation or other business reorganization), all as determined by the Committee before the consummation of the merger, consolidation or other business reorganization. Similarly, any Restricted Stock or Restricted Stock Units which remain outstanding shall be assumed by and become Restricted Stock and/or Restricted Stock Units of the business entity which survives the merger, consolidation or other business reorganization. If the acquiring entity fails or refuses to assume the Company’s outstanding Awards, any Service-based Awards shall vest immediately at or immediately before the effective time of the merger, consolidation or other business reorganization. Any Awards subject to performance-based vesting conditions shall vest in the same manner as required under Section 4.1(c) hereof at the time of the merger, consolidation or other business reorganization, as if the holder thereof incurred an Involuntary Termination of Service on that date. Unless another treatment is specified in the documents governing the merger, consolidation or other business organization, in the case of vested Restricted Stock or Restricted Stock Units, holders thereof shall receive on the effective date of the transaction, the same value as received by a holder of a share of Stock, multiplied by the number of Restricted Stock or Restricted Stock Units held, and in the case of a holder of Stock Options, the holder shall receive the difference, in cash, between the aggregate Exercise Price of the holder’s outstanding Stock Options and the value exchanged for outstanding shares of Stock in the merger, consolidation or other business reorganization.

Section 3.5. Delivery of Shares. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)    Compliance with Applicable Laws. Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless the delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any Exchange or similar entity.

(b)     Certificates. To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any Exchange.

ARTICLE 4 — CHANGE IN CONTROL

Section 4.1. Consequence of a Change in Control. Subject to the provisions of Section 2.5 (relating to vesting and acceleration) and Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or determined by the Committee and set forth in an Award Agreement:

(a)     At the time of an Involuntary Termination at or following a Change in Control, all service-based Stock Options then held by the Participant shall become fully earned and exercisable (subject to the expiration provisions otherwise applicable to the Stock Option). All Stock Options may be exercised for a period of one (1) year following the Participant’s Involuntary Termination, provided, however, that no Stock Option shall be eligible for treatment as an ISO if the Stock Option is exercised more than three (3) months following a termination of employment.

(b)    At the time of an Involuntary Termination at or following a Change in Control, all Service-based Awards of Restricted Stock and Restricted Stock Units shall become fully vested immediately.

(c)     In the event of an Involuntary Termination at or following a Change in Control, unless otherwise specified in the Award Agreement, any Performance Award will vest based on the greater of the target level of performance or actual annualized performance measured as of the most recent completed fiscal quarter.

Section 4.2. Definition of Change in Control. For purposes of this Plan, the term “Change in Control” shall mean the consummation by the Company or the Bank, in a single transaction or series of related transactions, of any of the following:

(a)    Merger. The merger, consolidation or other business combination or similar reorganization of the Company or the Bank, whether in one or a series of related steps (the “Combination”), if, immediately following the
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effectiveness of the Combination, either (A) less than two-thirds of the board directors or other governing body (the “Surviving Board”) of the entity paying the transaction consideration in such Combination, whether cash and/or securities, is composed of individuals who, immediately prior to effectiveness of the Combination, were serving on the board of directors or other governing body of the Company or the Bank, or (B) less than sixty percent (60%) of the combined voting power of the securities having the right to vote in an election of the Surviving Board is beneficially owned (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, by persons who, immediately prior to effectiveness of such Combination, were shareholders of the Company or the Bank;

(b)    Acquisition of Significant Share Ownership. A person or persons acting in concert, other than the Company, has or have become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of twenty-five percent (25%) or more of the combined voting power of the securities having the right to vote in an election of the board of directors of the Company or the Bank (“Voting Securities”); provided, however, that this clause (b) shall not apply to beneficial ownership of the Company’s or the Bank’s Voting Securities held by an entity of which the Company directly or indirectly beneficially owns fifty percent (50%) or more of its outstanding Voting Securities;

(c)    Change in Board Composition. During any period of two consecutive years, individuals who constitute the Board of Directors (or, if the Company ceases to be the beneficial owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of a majority of the Voting Securities of the Bank, the Bank) at the beginning of such two-year period cease for any reason to constitute at least a majority of the board of Directors of the Company or the Bank, as applicable; provided, however, that for purposes of this sentence, an individual shall be deemed to have been a Director at the beginning of such period if such individual was elected, or nominated for election, by the board of Directors of the Company or the Bank, as applicable, by a vote of at least two-thirds of the Directors who were Directors at the beginning of the two-year period or were so elected or nominated by such Directors; or

(d)    Sale of Assets. The sale of all or substantially all of the assets of the Company or the Bank to any person, group or entity. In addition, if an Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, the Award is to be triggered solely by a Change in Control, then with respect to the Award, a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of the transaction.

ARTICLE 5 — COMMITTEE

Section 5.1. Administration. The Plan shall be administered by the Committee, which shall be composed of at least two Disinterested Board Members. Any members of the Committee who do not qualify as Disinterested Board Members shall abstain from participating in any discussion or decision to make or administer Awards that are made to Participants who at the time of consideration for such Award are persons subject to the short-swing profit rules of Section 16 of the Exchange Act. The Board of Directors (or if necessary to maintain compliance with the applicable listing standards, those members of the Board of Directors who are “independent directors” under the corporate governance statutes or rules of any national Exchange on which the Company lists, has listed or seeks to list its securities) may, in their discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

Section 5.2. Powers of Committee. The administration of the Plan by the Committee shall be subject to the following:

(a)     The Committee shall have the authority and discretion to select those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares of Stock covered by the Awards, to establish the terms, conditions, features (including automatic exercise in accordance with Section 7.18), performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards (subject to the restrictions imposed by Article 6), to cancel or suspend Awards and to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award; provided, however, that the Committee shall not exercise its discretion to accelerate an Award within the first year following the date of grant if the exercise of such discretion would result in more than five percent (5%) of the aggregate awards under the Plan vesting in less than one year from the date of grant as provided for in Section 2.5, or to extend the time period to exercise a Stock Option, unless the extension is consistent with Code Section 409A.

(b)    The Committee shall have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c)     The Committee shall have the authority to define terms not otherwise defined herein.

(d)    In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the charter and bylaws of the Company and applicable corporate law.

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(e)    The Committee shall have the authority to: (i) suspend a Participant’s right to exercise a Stock Option during a blackout period (or similar restricted period) (a “Blackout Period”) or to exercise in a particular manner (i.e., such as a “cashless exercise” or “broker-assisted exercise”) to the extent that the Committee deems it necessary or in the best interests of the Company in order to comply with the securities laws and regulations issued by the SEC; and (ii) to extend the period to exercise a Stock Option by a period of time equal to the Blackout Period, provided that the extension does not violate Section 409A of the Code, the Incentive Stock Option requirements or applicable laws and regulations.

Section 5.3. Delegation by Committee. Except to the extent prohibited by applicable law, the applicable rules of an Exchange upon which the Company lists its shares or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including: (a) delegating to a committee of one or more members of the Board of Directors who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act; or (b) delegating to a committee of one or more members of the Board of Directors who would be eligible to serve on the Compensation Committee of the Company pursuant to the listing requirements imposed by any national securities exchange on which the Company lists, has listed or seeks to list its securities, the authority to grant awards under the Plan. The acts of the delegates shall be treated hereunder as acts of the Committee and the delegates shall report regularly to the Committee regarding the exercise of delegated duties and responsibilities and any Awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4. Information to be Furnished to Committee. As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with data and information it determines may be required for it to discharge its duties. The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee any evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5. Committee Action. The Committee shall hold meetings, and may make administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. Subject to Section 5.1, all actions of the Committee, including interpretations of provisions of the Plan, shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

ARTICLE 6 — AMENDMENT AND TERMINATION

Section 6.1. General. The Board of Directors may, as permitted by law, at any time, amend or terminate the Plan, and the Board of Directors or the Committee may amend any Award Agreement, provided, however, that no amendment or termination (except as provided in Sections 2.6, 3.4 and 6.2) may cause the Award to violate Code Section 409A, may cause the repricing of a Stock Option, or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award before the date the amendment is adopted by the Board of Directors; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the aggregate number of securities which may be issued under the Plan, other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment is approved by the Company’s shareholders.

Section 6.2. Amendment to Conform to Law and Accounting Changes. Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of: (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A); or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the SEC or by the Financial Accounting Standards Board (the “FASB”) after the adoption of the Plan or the making of the Award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 to any Award granted under the Plan without further consideration or action.

ARTICLE 7 — GENERAL TERMS
Section 7.1. No Implied Rights.

(a)    No Rights to Specific Assets. Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any
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specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right, evidenced by an Award Agreement, to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)    No Contractual Right to Employment or Future Awards. The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the terms of the Plan. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.

(c)     No Rights as a Shareholder. Except as otherwise provided in the Plan or in an Award Agreement, no Award shall confer upon the holder thereof any rights as a shareholder of the Company before the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2. Transferability. Except as otherwise so provided by the Committee, Stock Options under the Plan are not transferable except: (i) as designated by the Participant by will or by the laws of descent and distribution; (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the Stock Option while held in trust; or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of Section 7.2(iii), the Stock Option shall not qualify as an ISO as of the day of the transfer. The Committee shall have the discretion to permit the transfer of vested Stock Options (other than ISOs) under the Plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of Immediate Family Members or to charitable organizations, and; provided, further, that the transfers are not made for consideration to the Participant.

Awards of Restricted Stock shall not be transferable, except in the event of death, before the time that the Awards vest in the Participant. A Restricted Stock Unit Award is not transferable, except in the event of death, before the time that the Restricted Stock Unit Award vests in the Participant and the property in which the Restricted Stock Unit is denominated is distributed to the Participant or the Participant’s Beneficiary.

A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

Section 7.3. Designation of Beneficiaries. A Participant may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation. Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless the disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of any beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Section 7.4. Non-Exclusivity. Neither the adoption of this Plan by the Board of Directors nor the submission of the Plan to the shareholders of the Company for approval (and any subsequent approval by the shareholders of the Company) shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt other incentive arrangements as may deemed desirable, including, without limitation, the granting of Restricted Stock Awards, Restricted Stock Units and/or Stock Options and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5. Eligibility for Form and Time of Elections/Notification Under Code Section 83(b). Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require. Notwithstanding anything herein to the contrary, the Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b). If the Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service or as otherwise required by the Committee. This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).

Section 7.6. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other written information upon which the person is acting considers pertinent and reliable, and signed, made or presented by the proper party or parties.

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Section 7.7. Tax Withholding.

(a)    Payment by Participant. Each Participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. The Company's obligation to deliver evidence of book entry (or stock certificates) to any Participant is subject to and conditioned on tax withholding obligations being satisfied by the Participant.

(b)    Payment in Stock. The Committee may require the Company's tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the Participants.

Section 7.8. Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution or unanimous written consent of its board of directors, or by action of one or more members of the board of directors (including a committee of the board of directors) who are duly authorized to act for the board of directors, or (except to the extent prohibited by applicable law or applicable rules of the Exchange on which the Company lists its securities) by a duly authorized officer of the Company or Subsidiary.

Section 7.9. Successors. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of the successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

Section 7.10. Indemnification. To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board of Directors, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless. The foregoing right to indemnification shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that, if required by applicable law, an advancement of expenses shall be made only upon delivery to the Company of an undertaking, by or on behalf of such persons to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses.

Section 7.11. No Fractional Shares. Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award Agreement. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether the fractional shares or any rights thereto shall be forfeited or otherwise eliminated by rounding down.

Section 7.12. Governing Law. The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without reference to principles of conflict of laws, except as superseded by applicable federal law. The federal and state courts located in the Commonwealth of Massachusetts shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Award, each Participant and any other person claiming any rights under the Plan agrees to submit himself or herself and any legal action that brought with respect to the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 7.13. Benefits Under Other Plans. Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, non-qualified plan or other benefit plan, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer. The
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term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).

Section 7.14. Validity. If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of the Plan, but this Plan shall be construed and enforced as if the illegal or invalid provision has never been included herein.

Section 7.15. Notice. Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan or in any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office. Notices, demands, claims and other communications shall be deemed given: (a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery; (b) in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or (c) in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.

If a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service. Communications that are to be delivered by U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Corporate Secretary, unless otherwise provided in the Award Agreement.

Section 7.16. Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. These events include, but are not limited to, termination of employment for Cause, termination of the Participant’s provision of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

Section 7.17. Awards Subject to Company Policies and Restrictions.
(a)    Clawback Policies. Awards granted hereunder are subject to any Clawback Policy maintained by the Company, whether pursuant to the provisions of Section 954 of the Dodd-Frank Act, implementing regulations thereunder, or otherwise. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, and the automatic forfeiture provisions under Section 304 of the Sarbanes-Oxley Act of 2002 apply as a result, any Participant who was an executive officer of the Company at the time of grant or at the time of restatement shall be subject to “clawback” as if the person were subject to Section 304 of the Sarbanes-Oxley Act of 2002.

(b)    Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(c)    Hedging/Pledging Policy Restrictions. Awards under the Plan shall be subject to the Company’s policies relating to hedging and pledging as such may be in effect from time to time.

Section 7.18. Automatic Exercise. In the sole discretion of the Committee exercised in accordance with Section 5.2(a), any Stock Options that are exercisable but unexercised as of the day immediately before the tenth anniversary of the date of grant (or other expiration date) may be automatically exercised, in accordance with procedures established for this purpose by the Committee, but only if the Exercise Price is less than the Fair Market Value of a share of Stock on that date and the automatic exercise will result in the issuance of at least one (1) whole share of Stock to the Participant after payment of the Exercise Price and any applicable tax withholding requirements. Payment of the Exercise Price of a Stock Option and any applicable tax withholding requirements with respect to Stock Options shall be made by a net settlement of the Stock Option whereby the number of shares of Stock to be issued upon exercise are reduced by a number of shares having a Fair Market Value on the date of exercise equal to the Exercise Price and any applicable tax withholding.

Section 7.19. Regulatory Requirements. The grant and settlement of Awards shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.

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ARTICLE 8 — DEFINED TERMS

In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

“10% Shareholder” means an individual who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

“Award” means any Stock Option, Restricted Stock Award or Restricted Stock Unit or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

“Award Agreement” means the document (in whatever medium prescribed by the Committee and whether or not a signature is required or provided by a Participant) that evidences the terms and conditions of an Award. A copy of the Award Agreement shall be provided (or made available electronically) to each Participant.

“Board of Directors” means the Board of Directors of the Company.
“Cause” shall, with respect to any Participant, have the same meaning as “cause” or “for cause” (or any similar term) set forth in any employment, change in control, consulting, or other agreement for the performance of services or severance between the Participant and the Company or a Subsidiary or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) a material act of willful misconduct by the Participant in connection with the performance of his/her duties, including, without limitation, misappropriation of funds or property of the Company or a Subsidiary; (ii) the conviction of the Participant for, or plea of nolo contendere by the Participant to, any felony or a misdemeanor involving deceit, dishonesty, or fraud; (iii) the commission by the Participant of any misconduct, whether or not related to the Company or any of its affiliates, that has caused, or would reasonably be expected to cause, material detriment or damage to the Company’s or any of its affiliates’ reputation, business operation or relation with its employees, customers, vendors, suppliers or regulators; (iv) continued, willful and deliberate non-performance by the Participant of his/her duties (other than by reason of the Participant’s physical or mental illness, incapacity or disability) that has continued for more than thirty (30) days following written notice providing the details of such non-performance from the Chief Executive Officer of the Company or any Subsidiary, or his designee, as the case may be; (v) willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company or a Subsidiary to cooperate, or the deliberate destruction of or deliberate failure to preserve documents or other materials that the Participant should reasonably know to be relevant to such investigation, after being instructed by the Company or a Subsidiary to preserve such documents, or the willful inducement of others to fail to cooperate or to fail to produce documents or other materials; or (vi) removal or prohibition of the Participant from participating in the conduct of the Company’s or a Subsidiary’s affairs by order issued under applicable law and regulations by a federal or state banking agency having authority over the Company or a Subsidiary. The good faith determination by the Committee of whether the Participant’s Service was terminated by the Company or a Subsidiary for “Cause” shall be final and binding for all purposes hereunder.

“Change in Control” has the meaning ascribed to it in Section 4.2.

“Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

“Covered Shares” means any shares acquired by a Participant pursuant to an Award granted under this Plan, net of taxes and transaction costs. For these purposes, “taxes and transaction costs” include, without limitation: (i) shares retained by the Company to satisfy tax withholding requirements attributable to such Awards, and (ii) any taxes payable by the Participant related to Awards which are in excess of the amounts withheld in accordance with clause “(i).”

“Director” means a member of the Board of Directors or of a board of directors of a Subsidiary.

If the Participant is a party to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in that agreement. In the absence of such a definition, “Disability” shall be defined in accordance with the Bank’s long-term disability plan. In the absence of a long-term disability plan or to the extent that an Award is subject to Code Section 409A, “Disability” or “Disabled” shall mean that a Participant has been determined to be disabled by the Social Security Administration. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a Disability has occurred.

“Disinterested Board Member” means a member of the Board of Directors who: (i) is not a current Employee of the Company or a Subsidiary; (ii) is not a former employee of the Company or a Subsidiary who receives compensation for prior Services (other than benefits under a tax-qualified retirement plan) during the taxable year; (iii) has not been an officer of the Company or a Subsidiary for the past three (3) years; (iv) does not receive compensation from the Company or a Subsidiary,
Appendix - 12

either directly or indirectly, for services as a consultant or in any capacity other than as a Director except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto; and (v) does not possess an interest in any other transaction, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in a manner as shall be necessary to conform to the requirements of Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any Exchange on which the Company lists or seeks to list its securities.

“Dividend Equivalent Right” means the right, associated with a Restricted Stock Unit, to receive a payment, in cash or shares of Stock, as applicable, equal to the amount of dividends paid on a share Stock, as specified in the Award Agreement.

“Employee” means any person employed by the Company or a Subsidiary, including Directors who are employed by the Company or a Subsidiary.

“Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules, regulations and guidance promulgated thereunder, as modified from time to time.

“Exercise Price” means the price established with respect to a Stock Option pursuant to Section 2.2.

“Fair Market Value” on any date, means: (i) if the Stock is listed on an Exchange, national market system or automated quotation system, the closing sales price on that Exchange or over such system on that date or, in the absence of reported sales on that date, the closing sales price on the immediately preceding date on which sales were reported; or (ii) if the Stock is not listed on an Exchange, “Fair Market Value” shall mean a price determined by the Committee in good faith on the basis of objective criteria consistent with the requirements of Code Section 422 and applicable provisions of Code Section 409A.

A termination of employment by an Employee Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events:

(i) a material diminution, not consented to by the Participant, in the Participant’s responsibilities, authorities or duties, from the responsibilities, authorities or duties exercised by the Participant as of immediately prior to a Change in Control;

(ii) a material reduction in the Participant’s annual compensation or benefits, as in effect immediately prior to a Change in Control or as the same may be increased from time to time thereafter, except for across-the-board reductions similarly affecting all or substantially all of the Company’s executive officers;

(iii) the relocation of the Company’s office(s) at which the Participant is principally employed as of the date of a Change in Control (the “Current Offices”) to any other location more than 25 miles from the Current Offices, or the requirement by the Company or any affiliate for whom the Participant primarily works for the Participant to be based at a location more than 25 miles from the Current Offices, except for required travel on business to an extent substantially consistent with the Participant’s business travel obligations during the twelve (12)-month period immediately preceding the Change in Control.

Notwithstanding the foregoing, in the event an Award is subject to Code Section 409A, then “Good Reason” shall be defined in accordance with Code Section 409A, including the requirement that a Participant gives 60 days’ notice to the Company or the Subsidiary for whom the Participant is employed of the Good Reason condition and the Company or Subsidiary, as applicable, shall have 30 days to cure the Good Reason condition. Any distribution of an Award subject to Code Section 409A shall be subject to the distribution timing rules of Code Section 409A, including any delay in the distribution of such Award, which rules shall be set forth in the Award Agreement.

“Holding Period” has the meaning ascribed to it in Section 2.8.

“Immediate Family Member” means with respect to any Participant: (i) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (ii) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (iii) a trust in which any combination of the Participant and persons described in section (i) or (ii) above own more than fifty percent (50%) of the beneficial interests; (iv) a foundation in which any combination of the Participant and persons described in
Appendix - 13

sections (i) or (ii) above control management of the assets; or (v) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (i) or (ii) above control more than fifty percent (50%) of the voting interests.

“Involuntary Termination” means the Termination of Service of a Participant by the Company or Subsidiary (other than termination for Cause) or termination of employment by an Employee Participant for Good Reason.

“Incentive Stock Option” or “ISO” has the meaning ascribed to it in Section 2.2.

“Non-Qualified Option” means the right to purchase shares of Stock that is either: (i) designated as a Non-Qualified Option; (ii) granted to a Participant who is not an Employee; or (iii) granted to an Employee but does not satisfy the requirements of Code Section 422.

“Performance Award” means an Award that vests in whole or in part upon the achievement of one or more specified performance measures, as determined by the Committee. The conditions for grant or vesting and the other provisions of a Performance Award (including without limitation any applicable performance measures) need not be the same with respect to each recipient. A Performance Award shall vest, or as to Restricted Stock Units be settled, after the Committee has determined that the performance goals have been satisfied. Performance measures may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. The terms of an Award may provide that partial achievement of performance measures may result in partial payment or vesting of the award or that the achievement of the performance measures may be measured over more than one period or fiscal year. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the certain items, including but not limited to the following: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) dividends declared on the Company’s stock; (iv) changes in tax or accounting principles, regulations or laws; or (v) expenses incurred in connection with a merger, branch acquisition or similar transaction. Subject to the preceding sentence, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify the performance measures, in whole or in part, as the Committee deems appropriate. Notwithstanding anything to the contrary herein, performance measures relating to any Award hereunder will be modified, to the extent applicable, to reflect a change in the outstanding shares of Stock of the Company by reason of any stock dividend or stock split, or a corporate transaction, such as a merger of the Company into another corporation, any separation of a corporation or any partial or complete liquidation by the Company or a Subsidiary. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee

“Restricted Stock” or “Restricted Stock Award” has the meaning ascribed to it in Section 2.3(a).

“Restricted Stock Unit” has the meaning ascribed to it in Section 2.4(a).

“Restriction Period” has the meaning set forth in Section 2.4(b)(iii).

“Retirement” or “Retired” means, unless otherwise specified in an Award Agreement, retirement from employment or service on or after attainment of age 65. Notwithstanding anything herein to the contrary, if an Employee or Director has not had a Termination of Service as defined in this Plan, the Employee or Director shall not be deemed to have Retired for purposes of forfeiture of non-vested Awards, vesting in Awards or reducing the exercise period of Options issued hereunder.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended and the rules, regulations and guidance promulgated thereunder and modified from time to time.

“Service” means the uninterrupted provision of services as an Employee or Director of, or a Service Provider to, the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director. Service shall not be deemed interrupted in the case of (i) any approved leave of absence for military service or sickness, or for any other purpose approved by the Company or a Subsidiary, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, (ii) transfers among the Company, any Subsidiary, or any successor entities, in any capacity of Employee, Director or Service Provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Subsidiary in any capacity of Employee, Director or Service Provider (except as otherwise provided in the Award Agreement).

Appendix - 14

“Service Provider” means any natural person (other than an Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Subsidiary to render consulting or advisory services to the Company or the Subsidiary and the services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Stock” means the common stock of the Company, $0.01 par value per share.

“Stock Option” has the meaning ascribed to it in Section 2.2.

“Subsidiary(ies)” means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than 50% of the capital or profits interests.

“Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director (including a director emeritus or advisory director) of, or Service Provider to, the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

(i) The Participant’s cessation of Service as an Employee shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries. Unless the Committee determines otherwise, an Employee Participant shall not be deemed to have a Termination of Service if such Participant remains in the Service of the Company or a Subsidiary as a Service Provider.

(ii) The Participant’s cessation as an Employee shall not be deemed to occur by reason of the Participant’s being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s Services, provided the leave of absence does not exceed six (6) months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract. For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary. If the period of leave exceeds six (6) months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the six-month period. For purposes of this sub-section, to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).

(iii) If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing Services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of the transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity by which the Participant is employed or to which the Participant is providing Services.

(iv) Except to the extent Code Section 409A may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section, the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred. If any Award under the Plan constitutes Deferred Compensation (as defined in Section 2.6), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii). For purposes of this Plan, a “Separation from Service” shall have occurred if the employer and Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will be less than 50% of the average level of bona fide Services in the thirty-six (36) months immediately preceding the Termination of Service. If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, the payment or a portion of the payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.

(v) With respect to a Participant who is a Director, cessation as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director. With respect to a Participant who is both an Employee and a Director, termination of employment as an Employee shall not constitute a Termination of Service for purposes of the Plan so long as the Participant continues to provide Service as a Director or director emeritus or advisory director.

Appendix - 15

PRELIMINARY COPY - Subject to Completion

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

Eastern Bankshares, Inc.

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned this proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on Sunday, November 28, 2021.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have this proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0536
Use a touch-tone telephone to vote your proxy. Have this proxy card available when you call. Follow the voting instructions to vote your shares.

Vote at the Meeting —
If you plan to virtually attend the Company's online Special Meeting of Shareholders, you will need your 12 digit Control Number to access the meeting and vote your shares electronically at the meeting. To register to attend the meeting, visit: **https://agm.issuerdirect.com/ebc**

MAIL – Mark, sign and date this proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING BY INTERNET OR TELEPHONE.

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

Please mark your votes like this **X**

	FOR	AGAINST	ABSTAIN
1. Approve the Eastern Bankshares, Inc. 2021 Equity Incentive Plan.	☐	☐	☐

CONTROL NUMBER

Signature________________ **Signature, if held jointly**________________ **Date**________ **, 2021.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

PRELIMINARY COPY - Subject to Completion

Eastern Bankshares, Inc.

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Shareholders

To view the Special Meeting Proxy Statement please visit: https://www.cstproxy.com/easternbank/sm2021

If you are a participant in the Company's ESOP or 401(k) Plan, you will receive a separate Vote Authorization Form with a separate Control Number. Under the terms of these plans, the trustee or administrator votes all shares held by the plan, but each participant may provide voting instructions to the applicable plan's trustee or administrator about how to vote the shares of Company common stock allocated to his or her plan account. Follow the instructions on such form to separately provide voting instructions to the plan trustee or administrator to vote your shares in those plans in accordance with the terms of the respective plans. **Please note the deadline for plan participants is one week earlier than the voting deadline for shareholders of record (November 21, 2021 at 11:59 p.m.). You cannot use this proxy card to provide voting instructions with respect to your shares held in the ESOP or the 401(k) Plan.**

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

EASTERN BANKSHARES, INC.

The undersigned appoints Robert F. Rivers, James B. Fitzgerald and Kathleen C. Henry, and each of them, as proxies, each with the power to appoint his or her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Eastern Bankshares, Inc. held of record by the undersigned at the close of business on October 1, 2021 at the Special Meeting of Shareholders of Eastern Bankshares, Inc. to be held on November 29, 2021, or at any adjournment thereof, and hereby acknowledges receipt of the proxy statement for such meeting and revokes all previous proxies.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)

PRELIMINARY COPY - Subject to Completion

You May Vote Your Proxy When You View The Material On The Internet. You Will Be Asked To Follow The Prompts To Vote Your Shares.

Eastern Bankshares, Inc.
265 Franklin Street,
Boston, MA 02110

Eastern Bankshares, Inc.
c/o Continental Proxy Services
1 State Street, New York, NY 10004

*Shareholders are cordially invited to attend the Special Meeting online at **https://agm.issuerdirect.com/ebc**. To access the meeting and vote your shares at the meeting, you will need your Control Number.

Dear Shareholder,

A Special Meeting of Shareholders ("Special Meeting") of Eastern Bankshares, Inc. (the "Company") will be held online via the Internet at **https://agm.issuerdirect.com/ebc** and at the offices of the Company, 265 Franklin Street, Boston, Massachusetts 02110, on Monday, November 29, 2021, at 12:00 p.m. (local time). Due to the ongoing COVID-19 pandemic, shareholders are encouraged to attend the meeting online.

Proposals to be considered at the Special Meeting:

(2) To address such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote "FOR" Proposal 1.

Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card.

Mobile Voting:
On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from this Notice and vote your shares.

Phone – 1 (866) 894-0536
Use a touch-tone telephone to vote your shares. Have this Notice available when you call. Follow the voting instructions to vote your shares.

Vote Your Proxy on the Internet:
Go to http://www.cstproxyvote.com. Have this Notice available when you access the above website. Follow the prompts to vote your shares.

The proxy materials are available for review at:
https://www.cstproxy.com/easternbank/sm2021

CONTROL NUMBER

PRELIMINARY COPY - Subject to Completion

Eastern Bankshares, Inc.

265 Franklin Street, Boston, MA 02110

Important Notice Regarding the Availability of Proxy Materials For the Special Meeting of Shareholders to be Held On November 29, 2021 at 12:00 p.m. (local time)

The following proxy materials are available to you to review at:
https://www.cstproxy.com/easternbank/sm2021

- — the Company's Special Meeting Proxy Statement
- — form of Proxy Card
- — any amendments to the foregoing materials that are required to be furnished to shareholders.

This is not a ballot. You cannot use this Notice to vote your shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you would like to receive a paper or e-mail copies of these documents at no charge, you must initiate a request for such copies as instructed below on or before November 15, 2021 to facilitate a timely delivery. You will not receive paper copies of the proxy materials unless you request them. You may also request that you receive paper copies of all future proxy materials from the Company. To receive information about how to attend the meeting virtually, please visit **https://agm.issuerdirect.com/ebc**.

ACCESSING YOUR PROXY MATERIALS ONLINE

Have this Notice available when you request paper copies of the proxy materials or to vote your proxy electronically. You must reference your Control Number to receive paper copies and/or to cast your vote.

TO REQUEST PAPER COPIES OF THE PROXY MATERIALS:

By telephone: call 1-888-266-6791, or
By logging on to https://www.cstproxy.com/easternbank/sm2021
or
By email at: proxy@continentalstock.com

Please include the Company's name and your Control Number in the email subject line.

If you are a participant in the Company's ESOP or 401(k) Plan, you will receive a separate Notice Regarding the Availability of Proxy Materials with a separate Control Number. Under the terms of these plans, the trustee or administrator votes all shares held by the plan, but each participant may provide voting instructions to the applicable plan's trustee or administrator about how to vote the shares of Company common stock allocated to his or her plan account. Follow the instructions on such notice to separately provide voting instructions to the plan trustee or administrator to vote your shares in those plans in accordance with the terms of the respective plans. **Please note the voting deadline for plan participants (November 21, 2021 at 11:59 p.m.) is one week earlier than the voting deadline for shareholders of record. You cannot use the Control Number on this Notice to provide voting instructions with respect to your shares in the ESOP or the 401(k) Plan.**

EASTERN BANKSHARES, INC.
265 Franklin Street
Boston, Massachusetts 02110

VIA ELECTRONIC TRANSMISSION

October 5, 2021

Securities and Exchange Commission
450 Fifth Street, N.W
Judiciary Plaza
Washington, D.C. 20549

Re: Eastern Bankshares, Inc.

Commission File No. 001-39610
Preliminary Proxy Materials

Ladies and Gentlemen:

On behalf of Eastern Bankshares, Inc. (the “Company”), transmitted herewith for filing pursuant to Rule 14a-6(a) promulgated under the Securities Exchange Act of 1934, as amended, are preliminary copies of the notice of special meeting of shareholders, proxy statement and proxy relating to a special meeting of the Company’s shareholders to be held on November 29, 2021 (“Special Meeting”). The Company anticipates releasing its definitive proxy materials to shareholders in connection with the Special Meeting on or about October 18, 2021. If the Company receives shareholder approval of the proposed Eastern Bankshares, Inc. 2021 Equity Incentive Plan (the “Equity Plan”), then immediately following the conclusion of the Special Meeting, the Company intends to file a Form S-8 for registration under the Securities Act of 1933, as amended, of the shares of common stock to be issued pursuant to the Equity Plan.

Please call the undersigned at (617) 897-1008 if you have any questions regarding this matter.

Very truly yours,

/s/ Kathleen C. Henry

Kathleen C. Henry
Executive Vice President, General Counsel and Corporate Secretary